EXHIBIT 10.1

REETECH, LLC

LIMITED LIABILITY COMPANY AGREEMENT

Table of Contents

Article 1 General 1

1.1 Conditions Precedent 1
1.2 Limited Liability Company Agreement 1
1.3 Certificate of Formation 2
1.4 Name 2
1.5 Principal Place of Business 2
1.6 Names of Members 2
1.7 Term of Existence 2
1.8 Duties of Members 2
1.9 Liability of Members 3
1.10 Duties of Managers and Named Officers 3
1.11 Liabilities of Managers 3
1.12 Other Ventures; Time and Attention 3
1.13 Confidentiality 3
1.14 Relationship with Members. 6

Article 2 Definitions 6

Article 3 Purpose and Character of the Business 12

Article 4 Members; Meetings; Acts 12

4.1 Authority of the Members 12
4.2 Place and Time of Meetings 12
4.3 Regular Meetings 12
4.4 Special Meetings 12
4.5 Notices of Meetings 13
4.6 Waiver of Notice 13
4.7 Proxies 13
4.8 Quorum; Adjourned Meetings 13
4.9 Conference Communications 13
4.10 Organization 14
4.11 Order of Business 14
4.12 Voting 14
4.13 Written Action 14
4.14 Certain Actions 15
4.15 Rights to Intellectual Property. 16

Article 5 New Members; Units; Certificates 17

5.1 Admission of New Members 17
5.2 Issuance of Units 17
5.3 No Certificates for Units 17

Article 6 Management and Operation of Company Business 17

6.1 Authority of the Board of Managers 17

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6.2 Number; Qualification; Term of Office; Vote 18

6.3 Deadlock. 18
6.4 Initial Board 20
6.5 Place of Meetings 20
6.6 Regular Meetings 20
6.7 Special Meetings 20
6.8 Meetings Held Upon Member Demand 20
6.9 Adjournments 21
6.10 Notice of Meetings 21
6.11 Proxies 21
6.12 Quorum 21
6.13 Absent Managers 21
6.14 Conference Communications 21
6.15 Written Action 22
6.16 Committees 22
6.17 Compensation 22
6.18 Removal 22

Article 7 Officers 22

7.1 Number 22
7.2 Election; Term of Office and Qualifications 23
7.3 Removal and Vacancies 23
7.4 President 23
7.5 Secretary 23
7.6 Treasurer 23
7.7 Duties of Other Officers 24
7.8 Compensation 24

Article 8 Indemnification 24

8.1 General 24
8.2 No Member Liability 25
8.3 Settlements 25
8.4 Amendments 26

Article 9 Transfers 26

9.1 Registration, Transfer and Exchange 26
9.2 Restriction on Transfers 26
9.3 Transfer by Legal Process 27
9.4 Conditions to Permitted Transfers 27
9.5 Purchase Rights 28
9.6 Resignation 29

10.1 Books; Place; Access 29

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10.2 Financial Information 29

10.3 Tax Information 30
10.4 Tax Elections and Accounting 30
10.5 Tax Matters Partner 30
10.6 Required Records 30

Article 11 Capital 31

11.1 Initial Capital Contributions 31
11.2 No Right to Return of Contribution 31
11.3 Additional Capital Contributions 31
11.4 Creditor's Interest in the Company 32
11.5 Capital Accounts 32
11.6 Special Capital Contribution with respect to TRER. 32

Article 12 Allocation of Profits and Losses 33

12.1 Capital Account Allocations 33
12.2 Tax Allocations 33
12.3 Tax Credits 33
12.4 Code Section 704(c) Allocations 34
12.5 Varying Interests During Fiscal Year 34

Article 13 Distributions 34

13.1 Operating Distributions 34
13.2 Distributions for Tax Liabilities 34
13.3 Limitations on Distributions 35

Article 14 Dissolution and Liquidation 35

14.1 Events Causing Dissolution 35
14.2 Liquidation and Winding Up 35
14.3 No Deficit Restoration Obligation 36
14.4 Special Dissolution Provision. 36

Article 15 Amendment 36

Article 16 Approval of Reorganizations and Bankruptcy 37

Article 17 Representations, Warranties of the Members 37

17.1 Representations and Warranties of the Members 37

Article 18 Miscellaneous Provisions 38

18.1 Entire Agreement 38
18.2 Time of Essence 38
18.3 Signatures; Counterparts 38
18.4 Severability 38

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18.5 Successors and Assigns 38

18.6 Notices 39
18.7 Headings 39
18.8 References 39
18.9 Construction 39
18.10 Governing Law 39
18.11 Third Party Benefit 40
18.12 Additional Actions and Documents 40
18.13 Specific Performance 40
18.14 Waiver of Partition 40

SCHEDULE A 1

EXHIBIT C SERVICES AGREEMENT 1

EXHIBIT D CERTIFICATE OF FORMATION 1

EXHIBIT E BUSINESS PLAN 1

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LIMITED LIABILITY COMPANY AGREEMENT

OF

REETECH, LLC

This LIMITED LIABILITY COMPANY AGREEMENT is made by and between K-Technologies, Inc., a company incorporated in the State of Florida and domiciled at 4306 Wallace Road, Lakeland, Florida 33812 (“K-Tech”), and Texas Rare Earth Resources Corp. a company incorporated in the State of Delaware, and domiciled at 539 El Paso St., Sierra Blanca, Texas 79851 (“TRER”) (such Persons are referred to collectively as the “Members” and individually as a “Member”).

WHEREAS, the undersigned have caused the formation of Reetech, LLC, a Delaware limited liability company (the “Company”), of which the undersigned constitute all of the initial Members; and

WHEREAS, the Delaware Limited Liability Company Act provides that the members of a limited liability company may enter into a limited liability company agreement to establish or regulate the affairs of the limited liability company, the conduct of its business and the relations of its members; and

WHEREAS, each of the undersigned desires to enter into such an agreement;

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and adequacy of which the Members acknowledge, the Members agree as follows:

Article 1

General

1.1      Conditions Precedent.  This Agreement is conditional on the following matters being concluded on or before the Effective Date:

(a)      The Company and K-Tech shall have entered into the K-Tech Technology License Agreement being in Agreed Form, attached hereto as Exhibit A;

(b)      The Company and TRER shall have entered into the TRER Technology License Agreement being in the Agreed Form, attached hereto as Exhibit B; and

(c)      The Company and K-Tech shall have entered into the Services Agreement being in Agreed Form, attached hereto as Exhibit C.

1.2      Limited Liability Company Agreement.  The Members agree that this Agreement constitutes the “limited liability company agreement” of the Company within the meaning of Section 18-101(7) of the Act, that, notwithstanding the date of execution, it shall be effective as of the date of the filing of the Certificate of Formation in the office of the Secretary of State (the “Effective Date”) and that it shall govern the rights, duties and obligations of the Members, except as otherwise expressly required by the Act.

1.3      Certificate of Formation.  The Members adopt, approve and ratify the execution and filing in the office of the Secretary of State of the State of Delaware of the certificate of formation of the Company by Daniel Gorski, an individual resident of the State of Texas, on July 16, 2015 (the “Certificate of Formation”), a  copy of which is attached as Exhibit D, and acknowledge, approve and ratify his designation as an “authorized person” of the Company in the Certificate of Formation as contemplated by Section 18-201(a) of the Act.

1.4      Name.  The name of the Company shall be and the business shall be conducted under the name of “Reetech, LLC” or under such other name or names as the Board of Managers may determine.  The Board of Managers is authorized to execute and deliver or file such documents and to take such actions as it may consider advisable to permit the Company to use and to ensure the Company’s right to use such name or names.

1.5      Principal Place of Business.  The location of the principal place of business of the Company shall be at 4306 Wallace Road, Lakeland, Florida 33812, or such place as the Board of Managers may from time to time determine (the “Principal Office”).  The Company may maintain offices and places of business at such other place or places within or outside the State of Delaware as the Board of Managers deems advisable.  The Board of Managers is authorized and directed to execute and deliver or file such documents and to take such actions as it may consider advisable to permit the Company to conduct its business in such states.

1.6      Names of Members.  The names of the Members are as set forth on Schedule A.

1.7      Term of Existence.  The Company shall be formed as of the time of the filing of the Certificate of Formation in the Office of the Secretary of State of Delaware and its term of existence shall be perpetual, unless earlier terminated, dissolved or liquidated in accordance with the provisions of this Agreement.

1.8      Duties of Members.  The only duties, including fiduciary duties, of the Members to the Company or to each other in respect of the Company shall be those established in this Agreement, and there shall be no other express or implied duties of the Members to the Company or to each other in respect of the Company.

1.9      Liability of Members.  Except as otherwise provided in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

1.10           Duties of Managers and Named Officers.  Except as otherwise specifically provided in this Agreement, each Manager and Named Officer shall owe the same fiduciary duties to the Company and the Members as the directors and officers of a corporation organized under the Delaware General Corporation Law owe to the corporation and its stockholders.

1.11           Liabilities of Managers. No Manager or Named Officer shall be personally liable to the Company or the Members for monetary damages for breach of fiduciary duty as a Manager or Named Officer except:

(a)           for any breach of the Manager’s or Named Officer’s duty of loyalty to the Company or the Members,

(b)           for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or

(c)           for any transaction from which the Manager or Named Officer derived an improper personal benefit.

1.12           Other Ventures; Time and Attention. The Members and Managers may, during the term of the Company, engage in and possess an interest for their respective accounts in other business ventures of every nature and description, independently or with others, and neither the Company nor any Member shall have any right in or to said independent ventures or any income or profits derived from said independent ventures.  No Member or Manager shall be required to devote his, her or its full business time and attention to the affairs of the Company, unless such Person expressly agrees otherwise in this Agreement or another written agreement.

1.13           Confidentiality

(a)           Each party shall keep as strictly confidential all Confidential Information of the other party and of the Joint Venture Group which is clearly marked or stated as being confidential or which would reasonably be considered to be confidential; and each party shall use its best endeavors to ensure that any such information coming into its possession or the possession of any of its employees, consultants, advisors, or the employees of any such company shall be maintained as strictly confidential.

(b)           For the purposes of this Agreement, “Confidential Information” shall include, but shall not be limited to:

(i)           corporate, sales, marketing, product development and business development strategies, plans and methods;

(ii)           the terms of this Agreement;

(iii)           budgets, management accounts, bank account details and other confidential financial data;

(iv)           details, designs, know-how, trade secrets, technical data, techniques, methods of manufacture, processes and specifications of or relating to any products and services being sold, provided, manufactured, distributed, researched or developed, including research and development reports;

(v)           computer technology; computer programs; software applications and systems; information relating to proprietary hardware or software (including updates); source and object code to proprietary software; confidential algorithms developed or used for such proprietary software;

(vi)           details of the salaries, remuneration, fees, bonuses, commissions and other employment terms applicable to employees, officers and consultants;

(vii)           the names, addresses and contact details of any customers, prospective customers, suppliers, advisers, distributors, agents and other business partners, customer lists in whatever medium this information is stored and the requirements of those customers or the potential requirements of prospective customers for any products or services;

(viii)           the terms and conditions of business with customers, suppliers, advisers, distributors, agents and other business partners, including any pricing policy, discount policy or credit policy adopted and the terms of any partnership, joint venture or other form of commercial co-operation or agreement with any third party;

(ix)           software and technical information necessary for the development, maintenance or operation of any websites and the source and object code of each website;

(x)           existing, pending or threatened litigation;

(xi)           any and all information of the following or similar nature, whether or not reduced to writing: drill logs, drill location maps, feasibility studies, scoping studies, technical reports, mine plans, resource and reserve calculations, geological and geotechnical matters, engineering studies, environmental matters or  real property records.

(xii)           any other information which is the subject of an obligation of confidence owed to a third party, in particular the content of discussions or communications with any prospective customers or prospective business partners.

(xiii)           the intellectual property of any of the Members to which any other Member(s) or the Joint Venture Group has access;

(xiv)           anything or information deemed confidential in any license or sublicense agreement to which the Company is a party.

(c)           The obligations as to confidentiality shall not apply:

(i)           when the owner of the Confidential Information consents to its disclosure in writing; and

(ii)           if the Confidential Information becomes public knowledge otherwise than as a result of unauthorized disclosure by the recipient.

(d)           Notwithstanding the foregoing, to the extent it does not violate the confidentiality obligations between the Members, among the Members, or of any license or sublicense agreement to which the Company is a party, the Members may disclose the following information, but only to the extent provided below:

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(i)           information that is required to be disclosed to the lawyers, auditors, financiers or other professional advisers of the Company or its Members where such disclosure is for a purpose related to operation of this Agreement;

(ii)           information that is required to be disclosed to any governmental agency, any applicable self-regulatory organization or otherwise by law whether, for the purposes of reporting on or monitoring either Member’s direct or indirect investment in the Company or otherwise, including but not limited to, disclosure required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the regulations and reports thereunder as promulgated by the United States Securities and Exchange Commission (the “SEC”);

(iii)           information that needs to be disclosed to employees of a Member for the purposes of the proper performance of their duties hereby contemplated;

(iv)           information that a Member (or any of its associated companies) wishes to disclose to a potential acquirer of Units or any other ownership interest in the capital of the Company, provided such potential acquirer has entered into a non-disclosure agreement, including customary and appropriate provisions limiting such potential acquirer’s use and disclosure of such information, with the Member and the benefit of such non-disclosure agreement inures to the other Member(s) and the Company as intended third-party beneficiaries.

(e)           Confidential Information that is required to be disclosed to employees of the Company or any of its subsidiaries for the purposes of their carrying out their respective business in the ordinary and proper course shall be done under suitable duties of confidentiality and the Members shall at all times remain liable for any breach of such duty by such Member, as the case may be.

(f)           The Managers appointed by the Members shall be permitted to disclose Confidential Information belonging to the Company to any professional advisor, manager, director and/or Senior Employee of a Member (as applicable) and shall ensure that the relevant recipients of such Confidential Information observe the confidentiality obligations pursuant to this Section 1.13.

(g)           The obligations of each of the Members in this Section 1.13 shall continue for five (5) years following termination of this Agreement (howsoever arising), except in relation to trade secrets where such obligations shall continue without limit in time or for the maximum period of time permitted by any applicable legislation.

1.14           Relationship with Members.

(a)           Each Member shall ensure that any contracts between the Joint Venture Group and any Members are on terms that are not unfairly prejudicial to the interests of either party or the Joint Venture Group. Each Member will use all reasonable endeavors to ensure that such terms are negotiated and settled in good faith and that, subject to the terms, any orders placed pursuant to any such contracts are fulfilled in a prompt and efficient manner.

(b)           If any Member or the Company (or any of its subsidiaries) has or may have any claim against another Member or the Company arising out of any agreement entered into pursuant to Section 1.1, that Member or the Company (or subsidiary thereof) will ensure that its nominated Managers shall not do anything to prevent or hinder the Company (or any of its subsidiaries) from asserting, enforcing or defending against the claim. This is without prejudice to any right of the defendant party itself to dispute the claim.

(c)      Subject to the terms and conditions of this Agreement, the Members confirm their intention to promote the best interests of the Joint Venture Group and to consult fully on all matters materially affecting the development of the business of the Joint Venture Group. Each Member shall act in good faith towards the other(s) in order to promote the success of the Joint Venture Group.

Article 2
Definitions

Unless the context otherwise specifies or requires, the terms defined in this Article 2 shall, for the purposes of this Agreement, have the meanings specified in this Article 2.  Certain other capitalized terms are defined elsewhere in this Agreement.  All defined terms may be used in the singular or the plural, as the context requires.
“Act” means the Delaware Limited Liability Company Act, as amended from time to time.

“Affiliate” means, when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer, partner or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person that, directly or indirectly, is the beneficial owner of ten percent (10%) or more of any class of equity securities of, or otherwise has a substantial beneficial interest in, the specified Person or of which the specified Person has a substantial beneficial interest, and (iv) any relative or spouse of the specified Person.

“Agreement” means this Limited Liability Company Agreement, as it may be amended or supplemented from time to time.

“Agreed Form” means in a form acceptable to the Members.

 “Board of Managers” means the Board of Managers of the Company established pursuant to Article 6.

“Business Day” means any day except a Saturday, Sunday, or other day on which commercial banks in New York, New York, are authorized or required by law to close.

“Business Plan” means the business plan attached as Exhibit E to this Agreement.

“Capital Account” is defined in Section 11.5.

“Capital Contribution” means the amount of money or the fair market value of any property (as agreed by the Members as of the date of contribution) contributed to the Company by any Member.

“Certificate of Formation” is defined in Section 1.3.

“Confidential Information” is defined in Section 1.13(b).

“Code” means the Internal Revenue Code of 1986, as amended.  Any reference in this Agreement to a Section of the Code shall be considered also to include any subsequent amendment or replacement of that Section.

“Company” means Reetech, LLC, the Delaware limited liability company formed pursuant to the filing of the Certificate of Formation and the terms of this Agreement.

“Company Improvements” is defined in Section 4.15(c).

 “Deadlock” is defined in Section 6.3(a).

“Deadlock Notice” is defined in Section 6.3(b).

“Exchange Act” is defined in Section 1.13(d)(ii).
“Effective Date” is defined in Section 1.2.

“Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

“Entitled Members” is defined in Section 9.5(a).

“Field of Use” means the primary extraction/impurity rejection; group separation of rare earth categories; and further separation and purification for the production of individual purified rare earths or mixed purified rare earth oxides or carbonates, as well as other products of value, including but not limited to any type of species of value derived from rare earth mining and/or beneficiation operations that are generally subjected to acid, alkali, or alkaline leaching.

“Fiscal Year” means the 12-month accounting period of the Company used for federal income tax purposes ending on December 31 of each year, or such other date as the Board of Managers may determine from time to time subject to the requirements of Code Section 706; it being understood that the Board of Managers may establish other “fiscal years” for financial reporting or any purpose other than federal income tax reporting.

“Funding Date” is defined in Section 11.3(b).

“Funding Notice” is defined in Section 11.3(b)

“Indemnitee” is defined in Section 8.1(a).

“Initiator” is defined in Section 6.3(d)

“Joint Venture Group” means the Company and any and all of its subsidiaries from time to time.

“JV Business” means the primary extraction/impurity rejection; group separation of rare earth categories; and further separation and purification for the production of individual purified rare earths or mixed purified rare earth oxides or carbonates, as well as other products of value, including but not limited to any type of species of value derived from rare earth mining and/or beneficiation operations that are generally subjected to acid, alkali, or alkaline leaching.  Specifically excluded from the JV Business is the use of the Technology for the primary extraction/impurity rejection of rare earths that may be obtained from phosphate mining/beneficiation and/or phosphoric acid and phosphogypsum made therefrom, or for non-rare earth projects.  If there is ever any disagreement amongst the Members about what constitutes a project subject to the JV Business, the Members will attempt through good faith negotiations to remedy such disagreement in an amicable and businesslike manner. If the Members fail to remedy such disagreement within 20 days of being provided notice in writing of such disagreement, then the disagreement will be settled by a two-thirds vote of the Board of Managers of the Company.
“K-Tech” means K-Technologies, Inc., a corporation incorporated under the laws of the State of Florida.

“K-Tech Manager” is defined in Section 6.2(b).

“K-Tech Technology License Agreement” means the technology license agreement in Agreed Form attached hereto as Exhibit A, by and between the Company and K-Tech.

“Manager” means a Person serving on the Board of Managers pursuant to Article 6.

“Members” means the Persons executing this Agreement until they cease to be Members and the Persons that are hereafter admitted to the Company as Members in accordance with this Agreement.

 “Milestones” is defined in Section 11.6.

“Named Officers” is defined in Section 7.1.

“Offer Price” is defined in Section 9.5(a).

“Offer Units” is defined in Section 9.5(a).

“Permitted Transferee” means any entity that is wholly-owned by the Member, whether directly or indirectly, through one or more wholly-owned subsidiaries of the Member, or is an entity that is wholly owned either directly or indirectly, through one or more wholly-owned subsidiaries, by the entity which wholly-owns the Member.

“Person” means any natural person, corporation, limited liability company, association, partnership (whether general or limited), joint venture, proprietorship, governmental agency, trust, estate, association, custodian, nominee or any other individual or entity, whether acting in an individual, fiduciary, representative or other capacity.

“Principal Office” is defined in Section 1.5.

“Profits” or “Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i)           Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this paragraph shall be added to such taxable income or loss;

(ii)           Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits and Losses pursuant to this paragraph shall be subtracted from such taxable income or loss;

(iii)           If the value of any Company asset is adjusted in compliance with Treasury Regulations Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses;

(iv)           Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the value of such property for Capital Account purposes notwithstanding that the adjusted tax basis of such property differs from such value;

(v)           If the value of an asset for Capital Account purposes differs from its adjusted tax basis for federal income tax purposes, depreciation, amortization and other cost recovery deductions shall be taken into account in accordance with applicable Treasury Regulations, including Treasury Regulations Section 1.704-1(b)(2)(iv)(g), in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing taxable income or loss;

(vi)           To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734 is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits and Losses; and

(vii)           Any items that are specially allocated by the Board of Managers to the Members’ Capital Accounts pursuant to the provisions of Section 12.1(c) in order to cause the allocation of such items to be respected for federal income tax purposes shall not be taken into account in computing Profits and Losses.

“Proposal” is defined in Section 6.3(d).

“Proposed Transferee” is defined in Section 9.5(a).

“Proposed Transferor” is defined in Section 9.5(a).

“Purchasing Member” is defined in Section 6.3(d).

“Recipient” is defined in Section 6.3(d).

“Reorganization” means (i) any consolidation or merger of the Company with or into any other Person, whether or not the Company is the surviving entity, (ii) any conversion of the Company into another entity pursuant to Section 18-216 of the Act, (iii) any exchange or other transaction pursuant to which outstanding Units are converted into other securities, property or money or (iv) any sale, transfer or other disposition of all or substantially all of the Company’s assets in a single transaction or a series of related transactions.  A dissolution or liquidation of the Company pursuant to Article 14 will not constitute a “Reorganization” within the meaning of this Agreement.

“SEC” is defined in Section 1.13(d)(ii)

“Securities Act” is defined in Section 17.1(a).

“Selling Member” is defined in Section 6.3(d).

“Senior Employee” means any employee of TRER, K-Tech or the Company that receives remuneration in excess of $100,000 per annum.

“Services Agreement” means the services agreement for engineering and design services by and between the Company and K-Tech in the form set forth on Exhibit C.

“Taxes on Pass-Through Income” is defined in Section 13.2(a).

“Technology” means K-Tech’s Continuous Ion Exchange, Continuous Ion Chromatography, and related technologies.

“Technology License Agreements” means the K-Tech Technology License Agreement and the TRER Technology License Agreement, collectively.

“TMP” is defined in Section 10.5..

“Transfer” means, with respect to a Member’s Units, whether the word is capitalized or not, the sale, assignment, transfer, withdrawal, mortgage, pledge, hypothecation, exchange or other disposition of any part or all of such Units, whether or not for value and whether such disposition is voluntary, involuntary, by operation of law or otherwise.

“Transfer Notice” is defined in Section 9.5(a).

“Treasury Regulations” means the regulations promulgated by the United States Treasury Department under the Code.  Any reference in this Agreement to a Section of the Treasury Regulations shall be considered also to include any subsequent amendment or replacement of that Section.

“TRER” means Texas Rare Earth Resources Corporation, a corporation incorporated under the laws of the State of Delaware.

“TRER Manager” is defined in Section 6.2(b).

“TRER Technology License Agreement” means the technology license agreement in Agreed Form attached hereto as Exhibit B, by and between the Company and TRER.

“Uncoupling Procedures” is defined in Section 6.2(d).

“Unit” means a fractional part of the interests of all Members in the Company equal to the quotient of one divided by the total number of Units.  For purposes of this definition, “interest” means all of the rights to which a Member in the Company is entitled as provided in this Agreement and under law, together with all of the obligations of such Member to comply with all of the terms and provisions set forth in this Agreement and under law.

Article 3
Purpose and Character of the Business

The purpose and character of the business of the Company shall be to undertake and carry on any business, purpose, and activities to implement the Business Plan and specifically to develop, refine and market the Technology for the JV Business.

Article 4
Members; Meetings; Acts

4.1      Authority of the Members.  Except as otherwise expressly provided in this Agreement, no Member shall have any authority to act for, or to assume any obligations or responsibility on behalf of, or bind any other Member or the Company.  Each of the Members agrees that it shall not represent to any third party with whom such Member is in contact concerning the affairs or the business of the Company that such Member has any authority to act for, or to assume any obligations or responsibilities on behalf of, the Company unless expressly authorized by the Board of Managers.  Members shall take action in their capacities as Members only at a meeting of the Members or by written action as provided in this Article 4.

4.2      Place and Time of Meetings.  Meetings of the Members may be held at such place and at such time as may be designated by the Board of Managers.  In the absence of a designation of place, meetings shall be held at the Principal Office.

4.3      Regular Meetings.  Regular meetings of Members may be held on an annual or other less frequent periodic basis as may be determined by the Board of Managers.

4.4      Special Meetings.  Special meetings of the Members for any purpose or purposes shall be called by the Secretary at the written demand of (a) the President, (b) the Treasurer, (c) the sole Manager, if there is a single Manager, or two or more Managers, if there are multiple Managers or (d) any Member.  Such demand shall state the purpose or purposes of the proposed meeting.  Within ten (10) days after receiving a proper demand to call a meeting, the Secretary shall cause a meeting to be duly called on a Business Day determined by the Secretary within ninety (90) days after the date of receipt of such demand.  Business transacted at any special meeting shall be limited to the purpose or purposes stated in the demand.
4.5           Notices of Meetings.  A written notice of each regular and special meeting of Members shall be given not less than ten (10) nor more than sixty (60) days before the date of such meeting to each Member.  Every notice of a meeting of Members shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called.

4.6      Waiver of Notice.  Notice of any regular or special meeting may be waived either before, at or after such meeting in writing signed by the Member entitled to the notice.  Attendance by a Member at a meeting shall constitute a waiver of notice of such meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

4.7      Proxies.  Each Member may authorize another Person or Persons to act for him, her or it by proxy by an instrument executed in writing and filed with the Secretary.  If any such instrument designates two or more Persons to act as proxies, if two or more Persons have the same fiduciary relationship respecting the same Units, unless the Secretary has been given written notice to the contrary and has been furnished with a copy of the instrument or order so providing, their acts with respect to voting shall have the following effect:  (i) if only one votes, his, her or its act shall bind all; (ii) if more than one votes, the act of the majority voting shall bind all; and, (iii) if more than one votes, but the votes are evenly split on any particular matter, then, except as otherwise required by law, each Person may vote the Units in question proportionately..  No proxy shall be valid for more than one year from the date of its execution.  Subject to the above, any proxy may be revoked if an instrument revoking it or a proxy bearing a later date is filed with the Secretary.

4.8      Quorum; Adjourned Meetings.  The presence, in person or by proxy, of Members who own a majority of the Units outstanding shall constitute a quorum for the transaction of business at any regular or special meeting of the Members.  If a quorum is not present at a meeting, the Members present shall adjourn to such day as they shall agree upon by a vote of the Members present who hold a majority of the Units held by the Members who are present.  Notice of the time, date and place of any adjourned meeting shall be provided to Members absent from the meeting at which the adjournment is taken.  At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.

4.9      Conference Communications.  To the fullest extent permitted under the Act, one or more Members may participate in a meeting by any means of communication through which all Members participating in the meeting may simultaneously hear each other during the meeting.  For the purposes of establishing a quorum and taking any action at the meeting, Members participating pursuant to this Section 4.9 shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.

4.10           Organization.  At each meeting of the Members, the President or, in his or her absence, the individual chosen by the vote of the Members present who hold a majority of the Units held by the Members who are present shall act as chair; and the Secretary or, in his or her absence, any Person whom the chair of the meeting shall appoint, shall act as secretary of the meeting.

4.11           Order of Business.  The order of business at each meeting of the Members shall be determined by the chair of the meeting, but such order of business may be changed by the vote of the Members present who hold a majority of the Units held by the Members who are present.

4.12           Voting.

(a)      Each Member shall have one vote for each Unit registered in his, her or its name on the books of the Company.  Except where otherwise required by the Act or this Agreement, all questions at a meeting shall be decided by a majority vote of the number of Units represented at the meeting at the time of the vote.

(b)      Persons who hold Units in a fiduciary capacity shall be entitled to vote the Units so held.  If Units are held in the names of two or more Persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more Persons have the same fiduciary relationship respecting the same Units, unless the Secretary has been given written notice to the contrary and has been furnished with a copy of the instrument or order so providing, their acts with respect to voting shall have the following effect:  (i) if only one votes, his, her or its act shall bind all; (ii) if more than one votes, the act of the majority voting shall bind all and (iii) if more than one votes, but the votes are evenly split on any particular matter, then, except as otherwise required by law, each Person may vote the Units in question proportionately.

(c)      No Member shall have any cumulative voting rights.

4.13           Written Action.  Any action that may be taken at a meeting of the Members may be taken without a meeting if done in writing and signed by all Members.  Any Electronic Transmission consenting to an action to be taken and transmitted by a Member, or by a Person or Persons authorized to act for a Member, shall be deemed to be written for purposes of this Section 4.13, provided that any such Electronic Transmission sets forth information from which the Company can determine that the Electronic Transmission was transmitted by the Member or a Person authorized to act for the Member.  The date on which such Electronic Transmission is transmitted shall be deemed to be the date on which such consent was signed.

4.14           Certain Actions.  The Company shall not take any of the following actions without the unanimous approval of all of the Members, which consent may be given either in writing or pursuant to a regular or special meeting of the Members:

(a)           admit additional Members pursuant to Section 5.1;

(b)           authorize or issue any additional Units (or consolidate or subdivide any Units, or grant any option to acquire Units) as set forth in Section 5.2;

(c)           dissolve the Company pursuant to Section 14.2(a);

(d)           amend the Certificate of Formation or this Agreement, including the Business Plan, pursuant to Article 15;

(e)           undertake any Reorganization or bankruptcy proceeding under Article 16, or any other merger or consolidation to which the Company is a party or the acquisition of another business by the Company;

(f)           subscribe for purchase, acquire or issue any share or loan capital or enter into any commitment with any person with respect to the issue of any loan capital;

(g)           apply for the listing of any Units or debt securities on any recognized exchange or the trading of any of its Units or debt securities on a regulated market;

(h)           acquire, whether by formation or otherwise, any subsidiary or participate in any partnership or joint venture (incorporated or not) or amalgamate or merge with any other company or business undertaking or permit the disposal or dilution of its interest directly or indirectly in any subsidiary or close down any business operation;

(i)           engage in any business outside of the business described in Article 3 or expend any funds other than for bona fide purposes of or in connection with the carrying on of such business as described in Article 3;

(j)           sell, transfer, lease, license, make any material alteration to or in any other way dispose of all or a substantial part of the Company’s business undertaking or assets whether by a single transaction or series of transactions, related or not;

(k)           enter into or agree to any variation or amendment or compromise in relation to any transaction or agreement with or for the benefit of any Manager or Member or any connected person of such a Manager or Member;

(l)           enter into any transaction or assume any liability or obligation otherwise than on an arm’s length commercial terms or, in any event, outside the ordinary and proper course of its day to day business;

(m)           adopt or amend the Business Plan;

(n)           grant any rights (by license or otherwise) in or over any intellectual property owned, developed, licensed to or used by the Company or its subsidiaries;

(o)           institute, settle or compromise any legal proceedings (other than debt recovery proceedings in the ordinary course of business) instituted or threatened against the Company (or its subsidiaries) or submit to arbitration any dispute involving the Company (or its subsidiaries);

(p)           enter into any agreement containing provision making the agreement terminable on a change of control of the Company or vary any agreement so that it becomes terminable on change of control of the Company or vary any agreement so that it becomes so terminable;

(q)           relinquish the license granted to the Company pursuant to the K-Tech Technology License Agreement;

(r)           relinquish the license granted to TRER pursuant to the TRER Technology License Agreement; or

(s)           save as otherwise set out in this Agreement, delegate any powers of the Managers to any committees.

4.15           Rights to Intellectual Property.

(a)           Subject to the terms set forth in the K-Tech License, and in exchange for receipt of 50.1% of the outstanding Units of the Company, K-Tech has granted Company a specified license to certain intellectual property of K-Tech for use in the JV Business.

(b)           As more particularly set forth in the TRER License and governed thereby, in exchange for receipt of a license fee, Company has sublicensed to TRER that certain intellectual property of K-Tech licensed to Company for use in the JV Business.

(c)           Any and all improvements, developments, refinements, enhancements, or other modifications of the K-Tech IP, as that terms appears in and is defined in the K-Tech license (which such definition is hereby incorporated by reference), and the intellectual property rights related to such improvements, developments, refinements, enhancements, or other modifications thereto that are authored, made, conceived or reduced to practice during the term of this Agreement and in the Field of Use, and any and all inventions relating to the K-Tech IP and the intellectual property rights related thereto that are authored, made, conceived or reduced to practice during the term of the of this Agreement and in the Field of Use (the “Company Improvements”), shall be solely and exclusively owned by the Company. The Members hereby assign, transfer and sell to the Company all of their right, title and interest in and to the Company Improvements and shall ensure their respective employees, contractors and agents are required to do the same. The Members shall execute and deliver any instruments of conveyance and transfer as the Company reasonably may require effectively to convey and transfer the Company Improvements to the Company, or obtain any right or benefit herein assigned or granted to the Company, including without limitation the execution of such assignments of patents, trademarks or copyrights as the Company may require.

(d)           If one Member giving notice pursuant to Section 6.3(b), which does not result in a winding up and/or liquidation of the Company, all right, title and interest in and to the Company Improvements shall continue to be owned by the Company.

(e)           On a liquidation and/or winding up of the Company, all Company Improvements shall be assigned by the Company to K-Tech provided that K-Tech shall grant to TRER a non-exclusive, perpetual, worldwide, royalty-free, paid-up license to use such Company Improvements.

(f)           No other license, express or implied, other than as set forth in this Agreement or the Technology License Agreements, is granted by a party to another party.

(g)           While the Company Improvements are owned by the Company, the Company shall have sole right but not the responsibility for the filing, prosecution, maintenance, enforcement and defense of the Company Improvements.

Article 5
New Members; Units; Certificates

5.1      Admission of New Members.  The Members by the unanimous approval of all of the Members may from time to time admit additional Members to the Company in addition to transferees who are admitted as Members pursuant to Article 9.

5.2      Issuance of Units.  Except for issuance of Units to TRER upon funding of Milestones as set forth in this Agreement, the Members by the unanimous approval of all of the Members may issue additional Units from time to time to existing or new Members.  Units may be issued for any consideration, including, without limitation, cash or other property, tangible or intangible, received or to be received by the Company or services rendered or to be rendered to the Company.

5.3      No Certificates for Units.  The Units of the Company shall not be certificated unless otherwise determined by the Board of Managers.

Article 6
Management and Operation of Company Business

6.1      Authority of the Board of Managers.  Except as otherwise required by the Act or this Agreement, the business and affairs of the Company shall be managed by or under the authority of the Board of Managers.  The Board of Managers shall take action only at a meeting of the Board of Managers or by written action as provided in this Article 6.

6.2      Number; Qualification; Term of Office; Vote.

(a)      The members of the Board of Managers shall be three (3) (each a “Manager”).

(b)      One Manager shall be appointed by TRER (the “TRER Manager”), one Manager shall be appointed by K-Tech (the “K-Tech Manager”) and one Manager shall be appointed by mutual agreement of TRER and K-Tech.

(c)      Each of the Managers shall hold office until such Manager’s successor shall have been elected, or until the earlier death, resignation, removal or disqualification of such Manager.

(d)      Each Manager shall have one vote in all matters to come before the Board of Managers.  Except as otherwise provided in this Agreement, the Board of Managers shall take action at a meeting by the affirmative vote of a majority of the Managers present at a meeting at which a quorum is present, and any such act shall be deemed to be the action of the Board of Managers for all purposes of this Agreement and the Act.

6.3           Deadlock.

(a)           A “Deadlock” shall exist upon any of the following circumstances:

(i)           the Board of Managers are unable to agree on any substantial matter of policy affecting the Company and/or any subsidiary thereof and such disagreement shall have persisted after discussion at two consecutive meetings separated by at least ten (10) Business Days;

(ii)           any Member or its appointed Manager shall have refused or failed to give its or their written consent to any of the matters in Section 4.14 that require unanimous approval, such consent having been requested in writing by at least one other Member and forty (40) days having passed since the date of the first written request for consent;

(iii)           the provisions as to quorums at Members’ meetings or Managers’ meetings have not been fulfilled for three consecutive attempted meetings.

(b)           If a Deadlock exists, then any Member may serve notice in writing on the other Member(s) (a “Deadlock Notice”) specifying that it is adopting the “Deadlock Procedures” set forth in Subsections 6.3(c) and 6.3(d) below.

(c)           In the event of a Deadlock, each Member shall, within 7 days of the receipt of a Deadlock Notice, prepare and circulate to each other Member a memorandum setting out details of the matter in dispute and its reasons for adopting its position.

(d)           Each of TRER and K-Tech shall each use their commercially reasonable endeavors to resolve such dispute and such dispute shall be referred to the CEO of TRER and the CEO of K-Tech for resolution.  If, within sixty (60) days of the service of the Deadlock Notice, a resolution of such dispute is not reached to the satisfaction of the Member that served the Deadlock Notice, then such Member may exercise the following procedures (the “Uncoupling Procedures”) and the other Member shall comply with the Uncoupling Procedures:

(i)           No Member may exercise the Uncoupling Procedures prior to the date that is eighteen (18) months following the Effective Date.

(ii)           The Members agree to the Uncoupling Procedures set forth herein for the purchase by one Member (the “Purchasing Member”) of all of the other Members’ Units (the “Selling Member(s)”) if the parties have not been able to resolve any Deadlock in accordance with the provisions set forth above:

(A)           At any time while this Agreement is in force, either Member (the “Initiator”) may submit to the other Member(s) (the “Recipient(s)”) a written notice (the “Proposal”) setting forth a per Unit price at which the Initiator would either (I) purchase all of the Units owned by the Recipient(s) or (II) sell all of its Units to the Recipient(s).

(B)           The Recipient(s) shall have, for a period of forty-five (45) days following receipt of the Proposal, an option (the “Recipient Option”) to either (I) purchase all of the Units of the Initiator at the per Unit price set forth in the Proposal, or (II) require the Initiator to purchase all of the Units of the Recipient(s), at the per Unit price set forth in the Proposal.  The option to purchase all of the Units of the Initiator shall be transferable, but the option to require the Initiator to purchase all of the Units of the Recipient(s) shall not be transferable.  The Recipient Option shall be exercised by delivering to the Initiator, within such period of forty-five (45) days, a written notice, signed by the Recipient(s), of its intention to purchase or sell, as the case may be.

(C)           If the Recipient(s) fails to deliver such notice to the Initiator within such forty-five (45) day period, the Initiator shall have, for an additional period of thirty (30) days, an option (“Initiator Option”) to purchase all of the Units of the Recipient(s) at the per Unit price set forth in the Proposal.  The Initiator Option shall not be transferable, and shall be exercised by delivering to the Recipient(s), within such additional thirty (30) day period, a written notice, signed by the Initiator, of its intention to buy.  If the Initiator does not within such period deliver to the Recipient(s) notice of its intention to purchase, then the Members agree to liquidate the Company in compliance with the provisions of Sections 14.2 and 14.3.

(iii)           The Proposal shall establish the per Unit price at which the Units of either Member may be purchased or sold.  Further, unless otherwise agreed by the Initiator and the Recipient, the purchase price shall be paid in cash on or before the date which is sixty days after the date the option is exercised.  Upon payment of the purchase price, the selling Member shall assign all of its Units, free and clear of all liens, claims and encumbrances.

(iv)           No person other than the Members may initiate Uncoupling Procedures hereunder.  The Members, their respective successors and assigns, and any transferee of either Member shall be bound by this Agreement and obligated to take any action, including the execution of any document, which may be necessary or proper to carry out or enforce the purpose and intent hereof.

6.4      Initial Board.  The initial Board of Managers shall consist of the following individuals:

Dan Gorski – TRER Manager

Tom Baroody – K-Tech Manager

Third manager to be named by TRER and K-Tech managers

6.5      Place of Meetings.  Meetings of the Board of Managers shall be held at the Principal Office or at such other place as may be agreed by the Managers from time to time.

6.6      Regular Meetings.  Regular meetings of the Board of Managers may be held on an annual or other less frequent periodic basis as may be determined by the Managers.

6.7      Special Meetings.  A special meeting of the Board of Managers may be called for any purpose or purposes at any time by any Manager or by any Member who holds at least 10 percent of the outstanding Units and who shall demand such special meeting by written notice given to the Secretary specifying the purposes of such meeting.

6.8      Meetings Held Upon Member Demand.  Within five (5) Business Days after the Secretary receives from a Member a valid demand for a meeting of the Board of Managers , the Secretary shall cause a special or regular meeting of the Board of Managers, as the case may be, to be noticed in writing to the Managers pursuant to the procedure set forth in Section 6.10.  If the Secretary fails to cause such a meeting to be called and held as required by this Section 6.8, the Member or Members making the demand may call the meeting by giving notice as provided in Section 6.10 at the expense of the Company.

6.9      Adjournments.  Any meeting of the Board of Managers may be adjourned from time to time to another date, time and place upon majority vote of the Managers in attendance at the metting.  If any meeting of the Board of Managers is so adjourned, notice shall be given to each Manager absent from that meeting of the date, time and place of the adjourned meeting.

6.10           Notice of Meetings.  Unless otherwise required by law, written notice of each meeting of the Board of Managers, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given to every Manager at least five (5) days and not more than ninety (90) days before the meeting .  A Manager may waive notice of the date, time, place and purpose or purposes of a meeting of the Board of Managers.  A waiver of notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance.  Attendance by a Manager at a meeting is a waiver of notice of that meeting, unless the Manager objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

6.11           Proxies.  A Manager may cast or authorize the casting of a vote by filing a written appointment of proxy with the Secretary at or before the meeting at which the appointment is to be effective.  Any copy of the original of such appointment may be filed in lieu of the original if it is a complete and legible reproduction of the entire original and the filing may be made by any means of transmission so long as the transmission contains information sufficient to determine that the Manager authorized such transmission.

6.12           Quorum.  The presence of both the TRER Manager and the K-Tech Manager constitutes a quorum for the transaction of business at each meeting of the Board of Managers.

6.13           Absent Managers.  A Manager may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Managers.  If such Manager is not present at the meeting, such consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but such consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the Manager has consented or objected.

6.14           Conference Communications.  To the fullest extent permitted under the Act, any or all of the Managers may participate in any meeting of the Board of Managers, or of any duly constituted committee thereof, by any means of communication through which the participating Managers may simultaneously hear each other during such meeting.  For the purposes of establishing a quorum and taking any action at the meeting, Managers participating pursuant to this Section 6.14 shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.

6.15           Written Action.  Any action which might be taken at a meeting of the Board of Managers, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by both the TRER Manager and the K-Tech Manager   Any Electronic Transmission consenting to an action to be taken and transmitted by a Manager, or committee member, or by a Person or Persons authorized to act for a Manager or committee member, shall be deemed to be written for purposes of this Section 6.15, provided that any such Electronic Transmission sets forth information from which the Company can determine that the Electronic

Transmission was transmitted by the Manager or committee member, or a Person authorized to act for the Manager or committee member.  The date on which such Electronic Transmission is transmitted shall be deemed to be the date on which such consent was signed.

6.16           Committees.  A resolution approved by the Board of Managers may establish committees having the authority of the Board of Managers in the management of the business of the Company to the extent provided in the resolution.  A committee shall consist of one or more Persons, who need not be Managers.  Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Managers.

6.17           Compensation.  Managers shall not be compensated by the Company for serving in such capacity, unless Members holding a majority of the Units outstanding determine otherwise in writing.  The Company shall bear the expenses, if any, incurred by each Manager’s attendance at meetings of the Board of Managers and shall reimburse Managers for reasonable out-of-pocket expenses incurred in the course of providing services for the Company.

6.18           Removal.  Any Manager may be removed from office at any time, with or without cause, only by the Member or Members who appointed such Manager.

Article 7
Officers

7.1      Number  The officers of the Company, all of whom shall be natural persons, shall consist of a President, a Secretary and a Treasurer (“Named Officers”), and any other officers as the Board of Managers may designate from time to time.  Any Person may hold two or more offices.

7.2      Election; Term of Office and Qualifications.  The Board of Managers shall elect officers from time to time as it deems appropriate.  Such officers shall hold office until their successors are elected and qualified, or until the office is eliminated by amendment of this Agreement, in the case of the Named Officers, or a vote of the Managers, in the case of officers other than Named Officers.  An officer who is a Manager shall hold office until the election and qualification of his or her successor even though he or she may cease to be a Manager.

7.3      Removal and Vacancies.  Any officer may be removed from his or her office with or without cause upon a vote of the Managers.  Such removal shall be without prejudice to the contract rights of the Person so removed.  A vacancy among the officers by death, resignation, removal or otherwise shall be filled by the Board of Managers, unless such office is eliminated.

7.4      President

(a)      The Company shall be managed by a President.  The Board of Managers delegates to the President the authority to oversee and supervise the Company’s business.  Except as otherwise provided in this Agreement, the President is authorized to determine all questions relating to the day-to-day conduct, operation and management of the business of the Company.  The President is directly responsible to the Board of Managers.

(b)      The President may delegate such part of his or her duties as he or she may deem reasonable or necessary in the conduct of the business of the Company to one or more employees of the Company, who shall each have such duties and authority as is determined from time to time by the President or as may be set forth in any agreement between such employee and the Company.

7.5      Secretary.  The Secretary shall be secretary of and shall attend all meetings of the Members and Board of Managers and shall record all proceedings of such meetings in the minute book of the Company.  He or she shall give proper notice of meetings of Members and the Board of Managers.  He or she shall perform such other duties as may from time to time be prescribed by the Board of Managers or the President.

7.6      Treasurer.  The Treasurer shall keep or cause to be kept accurate accounts of all moneys of the Company received or disbursed.  He or she shall deposit or cause to be deposited all moneys, drafts and checks in the name of and to the credit of the Company in such banks and depositaries as the Board of Managers or the President shall from time to time designate.  He or she shall have power to endorse or cause to be endorsed for deposit or collection all notes, checks and drafts received by the Company.  He or she shall disburse or cause to be disbursed the funds of the Company as ordered by the President.  He or she shall render to the Board of Managers and the President whenever required an account of all his or her transactions as Treasurer and of the financial condition of the Company and shall perform such other duties as set forth in Article 10 and as may from time to time be prescribed by the Board of Managers or the President.

7.7      Duties of Other Officers.  The duties of such other officers and agents as the Board of Managers may designate shall be set forth in the resolution creating such office or agency or by subsequent resolution.

7.8      Compensation.  The officers, agents and employees of the Company shall receive such compensation for their services as may be determined from time to time by the Board of Managers or as shall be set forth in a written agreement.

Article 8
Indemnification

8.1      General.

(a)      To the fullest extent permitted by law, the Company shall indemnify, hold harmless and defend each Manager and Named Officer, directors, officers, employees, members, managers, partners, shareholders, assigns, representatives and agents (individually, an “Indemnitee”) from and against any and all losses, claims, damages, liabilities, whether joint or several, expenses (including legal fees and expenses), judgments, fines and other amounts paid in settlement, incurred or suffered by such Indemnitee, as a party or otherwise, in connection with any threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, arising out of or in connection with the business or the operation of the Company if the Indemnitee’s conduct (collectively, “Claims”):

(i)           was not a breach of the Indemnitee’s duty of loyalty to the Company or the Members,

(ii)           did not involve acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law, and

(iii)           did not involve any transaction from which the Indemnitee derived an improper personal benefit.

(b)      An Indemnitee shall provide prompt notice to the Company of any pending or threatened Claims as to which indemnification may be sought under this Article 8 to permit the Company to timely assume the defense thereof and employ counsel in relation thereto.

(c)      An Indemnitee shall have the right to employ separate counsel in any action as to which indemnification may be sought under any provision of this Article 8 and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense thereof and employ counsel within a reasonable period of time after being given the notice required above or (iii) the Indemnitee has been advised by its counsel that representation of such Indemnitee and other parties by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them.  It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time for all such Indemnitees having actual or potential differing interests with the Company, unless but only to the extent the Indemnitees have actual or potential differing interests with each other.

(d)      To the fullest extent permitted by law and subject to Section 8.1(b), expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Article 8 shall, from time to time, be advanced by the Company before the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount unless it is determined that such Indemnitee is not entitled to be indemnified therefor pursuant to this Article 8.  An Indemnitee shall not be denied indemnification in whole or in part under this Article 8  merely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies, if the transaction was not otherwise prohibited by the terms of this Agreement and the conduct of the Indemnitee satisfied the conditions set forth in Section 8.1(a).

8.2      No Member Liability.  Any indemnification provided under this Article 8 shall be satisfied solely out of assets of the Company, as an expense of the Company.  No Member shall be subject to personal liability by reason of these indemnification provisions.

8.3      Settlements.  The Company shall not be liable for any settlement of any such action effected without its written consent, but if settled with such written consent, or if there is a final judgment against the Indemnitee in any such action, the Company agrees to indemnify and hold harmless the Indemnitee to the extent provided above from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

8.4      Amendments.  Any amendment of this Article 8 shall not adversely affect any right or protection of an Indemnitee who was serving at the time of such amendment or repeal, and such rights and protections shall survive such amendment or repeal with respect to events that occurred before such amendment or repeal.

Article 9
Transfers

9.1      Registration, Transfer and Exchange.  The Company shall keep at the Principal Office an original copy of this Agreement in which the Board of Managers shall reflect all transfers of outstanding Units on successive amendments of Schedule A that are made pursuant to Article 15; provided, however, that the Board of Managers shall not reflect on Schedule A any transfer that is not made in compliance with this Article 9.  The Company may treat any Person in whose name Units are recorded on Schedule A to this Agreement as the absolute owner of such Units.  The Board of Managers shall deliver a copy of each amendment of Schedule A to each Member promptly after each amendment, provided that, a failure of the Board of Managers to deliver a copy of any amendment to the Members shall not invalidate such amendment.

9.2      Restriction on Transfers.

(a)      In addition to any restrictions imposed by the federal securities laws and any applicable state securities or “blue-sky” laws, no Member may transfer all or any part of any Unit, whether for consideration or not, and no transferee thereof shall have any rights in the Company or be or have any rights as a Member with respect to all or any part of any such Unit attempted to be transferred, and any such attempted transfer of all or any part of a Unit shall be entirely null and void, unless(i) the transferee is a Permitted Transferee or (ii) Members holding at least a majority of the Units that are held by non-transferring Members consent to the transfer and the admission of such transferee as a Member and(iii) the transferor and the transferee comply with the provisions of Section 9.4.

(b)      Subject to compliance with Section 9.4, if a Member transfers one or more Units to a Permitted Transferee, the Permitted Transferee shall become a Member without any further action on the part of the Company or the Members.

(c)           If by operation of law or pursuant to the final decree of a competent court any Unit is transferred to any Person in violation of the restrictions on transfer imposed by this Article 9 and such transferee is not admitted as a Member pursuant to the terms of this Agreement, such transferee shall be merely an assignee with the rights described in Section 18-702(b) of the Act.  To the limited extent of the rights described in Section 18-702(b) of the Act, references in this Agreement to Members shall be extended, where relevant, to include assignees.

(d)      The appropriate Company records and any certificates representing the Units shall be noted to prevent any transfers in violation of this Section 9.2.

(e)      No Member may transfer any portion of such Member’s rights in or obligations to the Company as a Member except pursuant to a transfer of Units.

9.3      Transfer by Legal Process.  Upon any involuntary transfer of all or any portion of the Units of a Member pursuant to a levy of execution, foreclosure of pledge, garnishment, attachment, divorce decree, bankruptcy or other legal process (or by operation of law resulting from the death, disability, liquidation, dissolution or winding-up of a Member), such Member shall cease to be a Member with respect to any Units so transferred and the transferee shall have no right to become a Member or vote in any Company matters unless admitted by the affirmative vote of all Members and subject to compliance with the provisions of Section 9.4.

9.4      Conditions to Permitted Transfers.  No transfer otherwise permitted by any provisions of this Agreement shall be valid unless and until the following conditions are satisfied (any of which may be waived by the Board of Managers in its discretion):

(a)      The transferor and transferee shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Company to effect such transfer and confirm the agreement of the transferee to be bound by the provisions of this Agreement; provided, however, that in the case of a transfer of Units at death or involuntarily by operation of law, the transfer shall be confirmed by presentation to the Company of legal evidence of such transfer, in form and substance satisfactory to counsel of the Company.

(b)      Except in the case of a transfer of Units at death or involuntarily by operation of law, where no opinion of counsel is required, the transferor shall furnish to the Company an opinion of counsel, which counsel and opinion shall be (i) satisfactory to the Company and (ii) at transferor’s expense, to the effect that:

(i)           The transfer will not cause the Company’s status as a partnership to terminate for federal income tax purposes under Code Section 708 or cause the Company to be treated as a “publicly traded partnership” within the meaning of Code Section 7704;

(ii)           The transfer is exempt from all applicable registration requirements and such transfer will not violate any applicable federal and state laws regulating the transfer of securities; and

(iii)           The transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.

(c)      The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns.  The Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.

(d)      The transferee shall reimburse the Company for all costs and expenses reasonably incurred by the Company in connection with such transfer including, without limitation, legal fees and costs of the preparation, execution, filing or publishing of any amendment to the Certificate of Formation or this Agreement.

9.5           Purchase Rights

(a)           Subject to the provisions of Section 6.3(d) and/or to Article 14 or except where all the Members may otherwise agree in writing, before a Member or any other Person who holds Units (the “Proposed Transferor”) transfers or otherwise disposes of any share or Units it shall give notice (a “Transfer Notice”) to the other Member(s) (the “Entitled Member(s)”) that it proposes to sell or transfer all (and not some only) of its (and its associated companies’) Units in the Company.  The Transfer Notice shall state the number of Units to be sold or transferred (the “Offer Units”), the name of the proposed buyer or transferee (the “Proposed Transferee”) and also contain the price at which the Proposed Transferee is willing to buy the Units (the “Offer Price”). Except as hereinafter provided, a Transfer Notice once given or deemed to be given shall not be revocable without the written consent of all the Members.  A Transfer Notice shall constitute an offer by the Proposed Transferor to sell the Offer Units comprised therein in accordance with the provisions of this Section 9.5.

(b)           The Entitled Member(s) may at any time within the period of sixty (60) Business Days following service of the Transfer Notice either elect to accept or reject by notice in writing to the Proposed Transferor the offer to purchase all (and not some only) of the Offer Units at the Offer Price.

(c)           If the Entitled Member(s) do not make an election in writing to the Proposed Transferor within the sixty (60) Business Day period referred in Section 9.5(b), the Entitled Member(s) shall have been deemed to have elected to reject the offer to purchase the Offer Units at the Offer Price.

(d)           If the Entitled Member(s) elect in accordance with Section 9.5(b) to accept the offer to purchase all (but not some only) of the Offer Units at the Offer Price, the Entitled Member(s) shall be bound to purchase all (but not some only) of the Offer Units at the Offer Price and the Proposed Transferor shall be bound to sell or procure the sale of all of the Offer Units and completion of the sale and purchase shall take place thirty (30) Business Days following such election.

(e)           If the Entitled Member(s) elect in accordance with Section 9.5(b) (or a deemed election pursuant to Section 9.5(c)) to reject the offer to purchase all (but not some only) of the Offer Units at the Offer Price, the Proposed Transferor shall be entitled at any time during the period of three months thereafter to sell to the Proposed Transferee all (but not some only) of the Offer Units at the Offer Price, subject to the requirements of Section 9.2;

(f)           Any sale of Units pursuant to this Section 9.5 shall take place at the Company’s registered office or such other place as the Proposed Transferor may agree, whereupon against payment of the purchase price therefor (which shall be made in cleared funds) the Proposed Transferor selling Units shall:

(i)           deliver any documents required under Section 9.4(a); and,

(ii)           remove from office (without claim for compensation) all Managers appointed by them.

Any Member may waive its right to receive a Transfer Notice under clause 9.5(a) in respect of any proposed transfer and upon so doing shall cease to have any right of pre-emption in respect of the Units concerned under that clause.

9.6      Resignation.  Without the consent of all other Members, no Member shall be entitled to resign, retire or otherwise withdraw from the Company before the dissolution and winding up of the Company pursuant to Article 14.

Article 10

Books of Account; Reports and Fiscal Matters

10.1           Books; Place; Access.  The Treasurer shall maintain books of account on behalf of the Company at the Principal Office or such other place as may be designated by the Board of Managers.  All Members shall at all reasonable times have access to and the right to inspect the same.

10.2           Financial Information.  The Treasurer shall cause to be prepared and delivered to each of the Members summary financial information with respect to each of the first three quarters of each Fiscal Year.  Such quarterly financial information shall be provided to the Members not later than 45 days following the end of each quarter of the Fiscal Year.  The Treasurer shall also cause to be prepared and delivered to each of the Members an annual financial report that shall describe in reasonable detail the financial and business activities of the Company and include the financial statements of the Company for the previous Fiscal Year.  Such annual financial report shall be provided to the Members not later than ninety (90) days after the close of each Fiscal Year and shall not be audited unless the Board of Managers otherwise decides.

10.3           Tax Information.  Within ninety (90) days after the close of each Fiscal Year, all necessary tax information shall be transmitted to all Members.

10.4           Tax Elections and Accounting.  The Board of Managers, in consultation with the Company’s tax advisers, shall make or refrain from making any elections required or permitted to be made by the Company under the Code and shall choose the Company’s tax accounting method from all available tax accounting methods.  The Board of Managers may, at the time and in the manner provided in Treasury Regulations Section 1.754-1(b) and upon the unanimous approval of all of the Members, cause the Company to elect pursuant to Code Section 754 to adjust the basis of the assets of the Company in the manner provided in Code Sections 734 and 743.

10.5           Tax Matters Partner.  . Until TRER resigns, is removed, or ceases to be a Member, it shall act as the tax matters partner (the “TMP”), as such term is defined in Code Section 6231(a)(7), and the TMP is authorized to and shall represent the Company in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings.  The Members and the TMP shall use all reasonable efforts to comply with the responsibilities outlined in Code Sections 6222 through 6231 (including any Treasury Regulations thereunder and any successor or amendatory provisions thereto for which a tax matters partner is designated).  Members holding a majority of the Units outstanding may remove the TMP at any time or the TMP may resign as TMP at any time, and such resignation or removal shall become effective upon the appointment of a successor TMP in the manner required by applicable Treasury Regulations.  The successor TMP shall be determined by the vote of Members holding a majority of the Units outstanding.

10.6           Required Records.  The Board of Managers shall maintain at the Principal Office the information and records that the Members are entitled to obtain from the Company pursuant to Section 18-305(a) of the Act.  Each Member shall have the absolute right, upon written demand, to examine and copy, in person or by a legal representative, at any reasonable time, and the Company shall make available within ten (10) days after receipt by the Board of Managers of the written demand, all documents referred to in the preceding sentence.

Article 11
Capital

11.1           Initial Capital Contributions.  As of June 30, 2015, TRER has made the initial Capital Contribution indicated opposite its name on Schedule A, and K-Tech shall be deemed to have made the initial Capital Contribution indicated opposite its name on Schedule A.  In exchange for such Capital Contributions, the Members shall receive the Units set forth opposite their respective names on Schedule A.

11.2           No Right to Return of Contributios.  Subject to the Technology License Agreements, no Member shall have the right to the withdrawal or to the return of his, her or its Capital Contribution, except upon the dissolution and liquidation of the Company pursuant to Article 14.

11.3           Additional Capital Contributions           .

(a)           If the Board of Managers determines at any time, or from time to time after the contributions of capital to accomplish Phase 1 and Phase 2 as reflected in the table at Exhibit E, that additional contributions to the capital of the Company are necessary to conduct the Company’s activities following the additional cash contributions contemplated to be made by TRER in accordance with Section 11.6 below, the Board of Managers shall first determine the total amount of additional funding reasonably needed by the Company at that time and each of the Members shall thereafter promptly make a cash contribution to the capital of the Company equal to that Member’s share (determined in proportion to the number of Units held by each Member) of such additional funds; provided, however, that the maximum cumulative amount of contributions to the capital of the Company that may be requested by the Board of Managers pursuant to this Section 11.3(a) from all Members, without the consent of all Members, in the aggregate is $1,000,000.

(b)           Any requests for financing of the Company pursuant to Section 11.3(a) shall be made at the same time to the Members in writing following agreement by the Board of Managers on the terms of the funding (“Funding Notice”).  The Funding Notice shall specify the total amount required for the Company, each Member’s proportional share thereof (which shall be on the same terms for all Members), and the date on which the funding is required (“Funding Date”).  The Members shall make available to the Company any required funding in cash or readily available funds on the Funding Date.

(c)           If a Member is unable to provide the funding on the Funding Date, the non-paying Member shall immediately inform the Board of Managers and the Board shall immediately inform all other Members.  Any of the Members may elect within a maximum of thirty (30) calendar days of the Board’s notice to cover the non-paying Member’s further financing obligation in whole or in part.

(d)           All additional working capital or other funds required by the Company in excess of the limits under Section 11.3(a) shall be borrowed or raised by the Company (and/or its subsidiaries) on such terms as shall be determined from time to time by the Board of Managers. Any amounts of financing requested by the Company in excess of the amount referred to in Section 11.3(a) shall be at the absolute discretion of the Members.

(e)           Save as otherwise provided in Section 11.3(a), nothing in this Agreement shall oblige any Member to provide any financial support or guarantee or other security in respect of any obligations or liabilities from time to time of the Company or any subsidiary thereof.

11.4           Creditor’s Interest in the Company.  No creditor who makes a loan to the Company shall have or acquire at any time as a result of making the loan any direct or indirect interest in the profits, capital or property of the Company, other than such interest as may be accorded to a secured creditor.  Notwithstanding the foregoing, this provision shall not prohibit the Board of Managers from authorizing the Company to enter a transaction upon reasonably commercial terms by which a secured creditor, upon an event of default by the Company, could participate in the profits of operation or gross or net sales of the Company or in the gain on sale or refinancing of the Company, all as may be provided in its loan or security agreements.

11.5           Capital Accounts.  A separate Capital Account (“Capital Account”) shall be maintained for each Member in accordance with Code Section 704 and Treasury Regulations Section 1.704-1(b)(2)(iv).  The Board of Managers shall increase or decrease the Capital Accounts in accordance with the rules of such regulations including, without limitation, upon the occurrence of any of the events specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f).  The Board of Managers’ determination of Capital Accounts shall be binding upon all parties.

11.6           Special Capital Contribution with respect to TRER.

(a)      In accordance with the Business Plan and the JV Business, TRER will make additional cash contributions to the Company in such amounts as set forth in the Business Plan upon the Company’s achievement of certain milestones (the “Milestones”) as set forth in the Business Plan.  Upon the receipt of any additional cash contribution from TRER upon reaching each Milestone, the Company shall automatically adjust the Units owned by TRER by amending Schedule A such that TRER owns a percentage ownership in the Units that is calculated as the cumulative amount of capital contributed to the Company to that point by TRER divided by $7.0 million multiplied by 0.499.  TRER shall have no obligation to make any additional cash contributions to the Company pursuant to this Section if Phase 1 Milestones as set forth in the Business Plan are not met to TRER’s satisfaction.
Article 12
Allocation of Profits and Losses

12.1           Capital Account Allocations.

(a)      The Profits or Losses of the Company shall be allocated among the Capital Accounts of the Members with respect to each Fiscal Year as of the end of such Fiscal Year in the proportion that the Units held by each Member bear to the Units held by all Members.  Unless otherwise provided in this Agreement, every item of income, gain, loss and deduction entering into the computation of Profits or Losses shall be allocated to the Members in the same proportions as the allocation of Profits or Losses for that period.

(b)      Notwithstanding Section 12.1(a), the Board of Managers shall not allocate any item of loss or deduction to a Member that would cause or increase a deficit balance in such Member’s Capital Account in excess of any limited dollar amount of such deficit balance that such Member is obligated to restore as of the end of any Fiscal Year, taking into account the amounts and adjustments set forth in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4)-(6) and shall make special allocations of the Profits or Losses of the Company among the Members as necessary to cause the allocations under this Section 12.1 to be respected under Code Section 704(b) and Treasury Regulations Section 1.704-1(b)(1).  The Board of Managers shall, to the extent possible and in whatever manner it deems appropriate, make subsequent curative allocations of other items of income, gain, loss and deduction to offset any such special tax allocations.

(c)      Allocations under this Section 12.1 are intended to meet the alternate test for economic effect under Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and, with respect to any allocations of nonrecourse deductions, are intended to meet the requirements of Treasury Regulations Section 1.704-2(e).  A “qualified income offset,” a “minimum gain chargeback,” each as defined in the Treasury Regulations, and any such other provision that is necessary to cause the allocations under this Section 12.1 to meet such test and requirements are incorporated by reference into this Agreement.

(d)      The Board of Managers’ determination of allocations shall be binding upon all parties.

12.2           Tax Allocations.  The Board of Managers shall allocate the items of income, gain, loss and deduction of the Company for federal income tax purposes among the Members in the same manner that such items are allocated to the Members’ Capital Accounts.

12.3           Tax Credits.  All tax credits shall be allocated among the Members in accordance with applicable law.
12.4           Code Section 704(c) Allocations.  In accordance with Code Section 704(c), income, gain, loss and deduction with respect to any property contributed to the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for income tax purposes and its book value for Capital Account purposes, in the same manner as such variations are treated under Code Section 704(c).  Any elections or other decisions related to such allocations shall be made by the Board of Managers in any manner that reasonably reflects the purpose and intention of this Agreement.  Allocations pursuant to this Section 12.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of income, gain, loss or deduction pursuant to any provision of this Agreement.

12.5           Varying Interests During Fiscal Year.  If any changes in Units during a Fiscal Year, all Profits and Losses from operations of the Company during such Fiscal Year, using such methods of accounting for depreciation and other items as the Board of Managers determines to use for federal income tax purposes, shall be allocated to each Member based on its varying interest in the Company during such operating year in accordance with Code Section 706.  The Board of Managers shall determine in accordance with Code Section 706 whether to prorate items of income and deduction according to the portion of the Fiscal Year for which a Member held Units or whether to close the books on an interim basis and divide such operating year into two or more segments.

Article 13
Distributions

13.1           Operating Distributions.  The Board of Managers may distribute money or other property to the Members in proportion to their respective Units at such times and in such amounts as it may determine in its discretion.

13.2           Distributions for Tax Liabilities.  Subject to the limitations on distributions in Section 13.3, the Company shall make the following distributions to cover Member tax liabilities:

(a)      The Company shall make distributions of money to the Members in proportion to their respective Units in amounts that the Board of Managers considers reasonably sufficient to enable the Members to pay the federal and applicable state income taxes on the income and gain (net of any cumulative tax benefits produced for the Members by the Company’s losses, deductions, and credits) that passes through the Company to the Members under the applicable provisions of the Code (the “Taxes on Pass-Through Income”).

(b)           The amount distributed to the Members shall be determined by the Board of Managers using a good faith approximation of the Taxes on Pass-Through Income applicable to the Members.

(c)      The Company shall make the distributions required above in a timely manner to allow the tax attributable to the income passed through the Company to any Member to be paid on an annual basis or on a quarterly basis as necessary for the Member to pay any estimated taxes due with respect to such income.

(d)      All distributions to a Member made pursuant to this Section 13.2 shall reduce the amount of the next succeeding distribution or distributions that would otherwise have been distributed to such Member pursuant to Section 13.1 and Section 14.2.

13.3           Limitations on Distributions.  Notwithstanding any provision to the contrary in this Article 13:

(a)      All distributions made in connection with the liquidation and winding up of the Company shall be made in the manner provided in Section 14.2.

(b)      No distribution shall be made that would result in a violation of Section 18-607 of the Act.

Article 14

Dissolution and Liquidation

14.1           Events Causing Dissolution.  The Company shall be dissolved only upon the occurrence of any of the following events:

(a)      The written agreement of all of the Members;

(b)      The final decree of a court that dissolution is required under applicable law;

(c)      Failure to resolve a Deadlock in which the Member that served the Deadlock Notice chooses not to exercise the Uncoupling Procedures as set forth in Section 6.3(d).

14.2           Liquidation and Winding Up.  If the Company is dissolved pursuant to Section 14.1, the Company shall be liquidated and the Managers (or other Person or Persons designated by the Managers or by a decree of court) shall wind up the affairs of the Company.  The Managers or other Persons winding up the affairs of the Company shall promptly proceed to the liquidation of the Company and, in settling the accounts of the Company, the assets and the property of the Company shall be distributed in the following order of priority:

(a)           To the payment of all debts and liabilities of the Company in the order of priority as provided by law (other than outstanding loans from a Member);

(b)      To the establishment of any reserves deemed necessary by the Managers or the Person winding up the affairs of the Company for any contingent liabilities or obligations of the Company;

(c)      To the repayment of any outstanding loans from Members to the Company, pro rata in proportion to the amounts owed to such Members; and

(d)      The balance, if any, to the Members pro rata in accordance with their positive Capital Account balances, after giving effect to all contributions, distributions, and allocations for all periods.

14.3           No Deficit Restoration Obligation.  If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all fiscal periods including the fiscal period during which the liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any Person for any purpose whatsoever.

14.4           Special Dissolution Provision.  In the event Phase 1 Milestones as set forth in the Business Plan are not reached, TRER shall have the right to terminate any additional funding obligations under Section 12.6 and, at its option, cease to be a Member by surrendering its Units back to the Company.  In the event TRER opts to terminate any additional funding obligations if the Phase 1 Milestones are not reached, K-Tech shall have the right to operate the Company and raise additional capital or dissolve the Company.

Article 15
Amendment

The Certificate of Formation and this Agreement may be amended by an instrument in writing signed by all of the Members.  No provision of this Agreement (other than Schedule A as described below) may be modified, amended, waived or terminated except as provided in the preceding sentence.  No course of dealing between or among the Members will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any Member under or by reason of this Agreement.  Notwithstanding the foregoing, the Board of Managers shall amend Schedule A, without having to obtain the consent of any Member, as appropriate to reflect accurately any transfers of Units, issuances of new Units and admissions of new Members that are effected in accordance with this Agreement.  The Board of Managers shall promptly deliver a copy of any such amendment to each Member, provided that, a failure of the Board of Managers to deliver a copy of any amendment to the Members shall not invalidate such amendment.
Article 16
Approval of Reorganizations and Bankruptcy

Without the unanimous written approval of all of the Members, the Company shall not engage in any Reorganization or commence any proceedings or the filing of any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency or similar law.

Article 17
Representations, Warranties of the Members

17.1           Representations and Warranties of the Members.  As of the Effective Date, each of the Members represents and warrants as of the Effective Date to each of the other Members and the Company as follows:

(a)      The Units being acquired by such Member are being purchased for such Member’s own account and not with a view to, or for sale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  Such Member understands that such Units have not been registered under the Securities Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements thereof and that the reliance of the Company and others upon such exemptions is predicated in part by the representations and warranties of such Member contained in this Agreement.

(b)      Such Member has the requisite power and authority (whether corporate or otherwise) and legal capacity to enter into, and to carry out its obligations under, this Agreement.

(c)      The execution and delivery by such Member of this Agreement and the consummation by such Member of the transactions contemplated by this Agreement have been duly authorized before the Effective Date by all necessary action on the part of such Member.

(d)      This Agreement has been duly executed and delivered by such Member and constitutes a valid and binding obligation enforceable against such Member in accordance with its terms.

(e)      Such Member is not subject to, or obligated under, any provision of (i) any agreement, arrangement or understanding, (ii) any license, franchise or permit or (iii) any law, regulation, order, judgment or decree that would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of such Member’s assets would be created, by such Member’s execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, except for such agreements as to which a Member has previously obtained the consent of the other party or parties thereto.

(f)           No authorization, consent or approval of, waiver or exemption by, or filing or registration with, any public body, court, third party or authority is necessary on such Member’s part, which has not previously been obtained by such Member for the consummation of the transactions contemplated by this Agreement.

(g)      No Person has or will have, as a result of any act or omission by such Member, any right, interest or valid claim against the Company or any other Member for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

(h)      If such Member is or ever becomes an employee of the Company, such Member acknowledges and agrees that such Member’s ownership of Units and status as a Member does not constitute an express or implied promise by the Company of continued employment and will not interfere in any way with the Company’s right to terminate such employment at any time.

Article 18

Miscellaneous Provisions

18.1           Entire Agreement.  This Agreement (including the exhibits, schedules and other documents referred to in this Agreement) contains the entire understanding between the Members with respect to the subject matter of this Agreement and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter of this Agreement.

18.2           Time of Essence.  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

18.3           Signatures; Counterparts.  This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.  A facsimile signature will be considered an original signature.

18.4           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provisions of this Agreement will not be affected or impaired thereby.

18.5           Successors and Assigns.  This Agreement shall be binding upon the transferees, successors, assigns and legal representatives of the parties to this Agreement.

18.6           Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing.  Without limiting the manner by which written notice may otherwise be given, any notice shall be effective if given by a form of Electronic Transmission consented to in writing by the Person to whom the notice is given, which consent has not been revoked in writing.  Notice will be deemed to have been given (i) when delivered if personally delivered by hand (with written confirmation of receipt), (ii) when received if sent by a nationally recognized overnight courier service (receipt requested), (iii) five (5) Business Days after being mailed to a Person’s address set forth in the records of the Company or designated in writing by such Person, if sent by first class mail, return receipt requested, (iv) when receipt is acknowledged by an affirmative act of the party receiving notice, (v) if sent by facsimile telecommunication, when directed to a number at which the Person receiving notice has consented to receive notice, (vi) if by electronic mail, when directed to an electronic mail address at which the Person receiving notice has consented to receive notice, or (vii) if by any other form of Electronic Transmission by which the Person has previously consented to receive notice, when directed to the Person who is receiving notice.  All notices to the Company shall be addressed to its Principal Office.

18.7           Headings.  The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

18.8           References.  References to Articles, Sections, Exhibits, Schedules and like references are to Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise expressly provided.

18.9           Construction.  The word “including” means “including without limitation.”  The use of the masculine, feminine or neuter gender or the singular or plural form of words will not limit any provisions of this Agreement.

18.10           Governing Law.  All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by the internal laws of the state of Delaware, without giving effect to any choice of law provisions thereof.  Any conflict or apparent conflict between this Agreement and the Act will be resolved in favor of this Agreement, except as otherwise specifically required by the Act. Any proceeding to enforce or interpret this Agreement shall be subject to the exclusive jurisdiction and venue of the courts of the State of Florida, located in Polk County, Florida.  All Parties consent to personal jurisdiction in Polk County, Florida, for any action seeking to challenge, enforce or interpret this Agreement.  All Parties agree to ensure that their Affiliates and Sublicensees shall likewise consent to choice of law, venue and jurisdiction requirements consistent with this Section 18.10.

18.11           Third Party Benefit.  Nothing in this Agreement, express or implied, is intended to confer upon any Person not a party to this Agreement any rights, remedies, obligations or liabilities of any nature whatsoever; provided, however, that the Indemnitees shall, as intended third-party beneficiaries thereof, be entitled to the enforcement of Article 8, but only insofar as the obligations sought to be enforced thereunder are those of the Company.

18.12           Additional Actions and Documents.  The parties agree to execute and deliver any further instruments or perform any acts that are or may become necessary to carry on the Company created by this Agreement or to effectuate its purposes.

18.13           Specific Performance.  Each of the parties acknowledges and agrees that the subject matter of this Agreement is unique, that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, and that the remedies at law would not be adequate to compensate such other parties not in default or in breach.  Accordingly, each of the parties agrees that the other parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in addition to any other remedy to which they may be entitled, at law or in equity.  The parties waive any defense that a remedy at law is adequate and any requirement to post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Agreement.

18.14           Waiver of Partition.  Each Member irrevocably waives any and all rights that he, she, or it may have to maintain an action for partition of any of the Company’s property.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

For:           K-TECHNOLOGIES, INC.

By:           /s/ Thomas E. Baroody
Thomas E. Baroody

Title:           President & CEO

Date:           July 15, 2015

For:           TEXAS RARE EARTH RESOURCES CORP.

By:           /s/ Daniel Gorski
Daniel Gorski

Title:           President & CEO

Date:           July 15, 2015

SCHEDULE A1

Name of Member	Capital Contribution	Agreed Fair Market Value	Units

K-Tech	License to the Technology	$7,028,056	97.21

TRER	Cash payments to K-Tech	$391,000	2.79

1 This Schedule A reflects the Members‘agreement that at all times K-Tech will own at least 50.1% of the Units of the Company. If the total amount of capital necessary in Phase 1 and Phase 2 exceeds $7,000,000, this Schedule A will be required to be amended to reflect K-Tech’s continuing ownership of at least 50.1% of the Units of the Company.

SCH A-1

EXHIBIT A

EXCLUSIVE LICENSE AGREEMENT FROM K-TECHNOLOGIES, INC. TO REETECH, LLC

Agreement follows herewith

EXCLUSIVE LICENSE AGREEMENT FROM K-TECHNOLOGIES, INC. TO REETECH, LLC

This Exclusive License Agreement (the “Agreement”) between K-Technologies, Inc., having its principal office at 4306 Wallace Road, Lakeland, Florida 33812 (hereinafter “K-Tech”) and Reetech, LLC having its principal office at 4306 Wallace Road, Lakeland, Florida 33812 (hereinafter “Licensee”) is effective on 15th of July, 2015, (the “Effective Date”).  K-Tech and Licensee may hereinafter be referred to individually as a “Party” or collectively as the “Parties”.

WHEREAS, K-Tech is the owner of certain intellectual property related to continuous ion exchange, continuous ion chromatography and related technologies.

WHEREAS, K-Tech wants to grant to Licensee an exclusive license to use certain of K-Tech’s intellectual property; and

WHEREAS, Licensee is interested in licensing from K-Tech certain of its intellectual property for the Field of Use (as defined herein below);

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the parties hereto agree as follows:

GENERAL TERMS AND CONDITIONS

SECTION 1.  DEFINITIONS

For the purposes of this Agreement, the following words and phrases shall have the following meanings:

1.1
“Affiliate(s)” means any business entity that controls, is controlled by, or is under common control with Licensee.  Control means the direct or indirect ownership or membership of at least fifty percent (50%).

1.2
“Field of Use” means the primary extraction/impurity rejection; group separation of rare earth categories; and further separation and purification for the production of individual purified rare earths or mixed purified rare earth oxides or carbonates, as well as other products of value, including but not limited to any type of species of value derived from rare earth mining and/or beneficiation operations that are generally subjected to acid, alkali, or alkaline leaching.

1.3
“Outside the Field of Use” means the use of the K-Tech IP for the primary extraction/impurity rejection of rare earths, group separation of rare earth categories; and further separation and purification for the production of individual purified rare earths or mixed purified rare earth oxides or carbonates, as well as other products of value, that may be obtained from phosphate mining/beneficiation and/or phosphoric acid and phosphogypsum made therefrom, or for any other use of the K-Tech IP not specifically pertaining to rare earth projects.

1.4
”Intellectual Property” means all patents, trademarks and trade names, service marks, registered designs, utility models, trade business and domain names, rights in trade dress or get-up, rights in goodwill or to sue for passing off, unfair competition rights, rights in computer software, data base rights, topography rights, moral rights, copyrights, copyrightable works, mask work rights, design rights, inventions, know how, formulas,

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processes, Confidential Information (as defined in Section 6.1 below) and trade secrets, in each case whether registered or unregistered and including applications for and renewals or extensions of such rights and any other similar or equivalent right or form of protection in any country or region of the world, including but not limited to those United States and foreign patents and/or patent applications and trademarks set forth on Appendix A.

1.5
“K-Tech IP” means all Intellectual Property owned by K-Tech on or prior to the Effective Date or licensed to K-Tech by any person or entity on or prior to the Effective Date that may be necessary or useful for application of K-Tech’s Intellectual Property in the Field of Use.

1.6	“Licensed Process(es)” means any method, procedure, service, or process, the practice of which, in the absence of a license, would infringe, or contribute to infringement of the K-Tech IP.

1.7
“Licensed Product(s)” means any and all products the making, using, importing, exporting or selling of which, in the absence of a license, would infringe, or contribute to infringement of the K-Tech IP.

1.8
“Sublicensee(s)” means any third party sublicensed by Licensee to make, have made, use, have used, sell, have sold, import, have imported, exported, or have exported Licensed Product(s) or to practice or have practiced any Licensed Process.

1.9	“Territory” means worldwide.

SECTION 2.  GRANT AND RESERVATION OF RIGHTS

2.1
License. Subject to the terms and conditions of this Agreement, K-Tech grants to Licensee an exclusive license to the K-Tech IP to make, have made, use, import, offer to sell and sell Licensed Product(s) and to practice the Licensed Process(es) in the Field of Use and the Territory (the “License”).

2.2	Reservation of Rights. The License is expressly made subject to K-Tech’s reservation of the right to make and use the Licensed Product(s) and Licensed Processes for all uses Outside the Field of Use.

SECTION 3.  FINANCIAL CONSIDERATION

3.1
As consideration for the License and rights granted under this Agreement, Licensee agrees to pay to K-Tech the economic consideration specified in Appendix A which is hereby incorporated and made part of this Agreement for all purposes.

SECTION 4.  SUBLICENSING

4.1	Licensee may sublicense the rights granted in Section 2. Any sublicense granted by Licensee shall be consistent with and not conflict with this Agreement.

4.2
No Sublicensee shall have any greater rights to the K-Tech IP, the Licensed Product(s), or the Licensed Process(es) than this Agreement grants to Licensee and, except as set forth in Section 4.2 of the Non-Exclusive License Agreement between Licensee and Texas Rare Earth Resources Corp. dated  July 15, 2015, no Sublicensee shall have any right to further sublicense the K-Tech IP, the Licensed Product(s), or the Licensed Process(es).

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4.3	Any use of the K-Tech IP, Licensed Product(s), or the Licensed Process(es) by a Sublicensee inconsistent with this Agreement shall constitute a breach by Licensee of this Agreement.

SECTION 5.  RECORDS AND AUDITS

5.1           Records.

a.
Licensee shall keep accurate records and shall compel its Affiliates and Sublicensees to keep accurate records in sufficient detail to reflect its operations under this Agreement and to enable the royalties accrued and payable under this Agreement to be determined.

b.
Such records of Licensee, its Affiliates and Sublicensees shall be retained for at least five (5) years after the close of the period to which they pertain, or for such longer time as may be required to finally resolve any question or discrepancy raised by K-Tech.

5.2	Audits.

a.
Upon the request of K-Tech, with reasonable notice, but not more frequently than once a year, Licensee shall permit an independent public accountant selected and paid by K-Tech to have access during regular business hours to such records as may be necessary to verify the accuracy of royalty payments made or payable hereunder (hereafter, an “Inspection”).

b.	Said accountant shall disclose information acquired to K-Tech only to the extent that it should properly have been contained in the royalty reports required under this Agreement.

c.
If an Inspection shows an underreporting or underpayment in excess of five percent (5%) for any twelve (12) month period, then Licensee shall promptly reimburse K-Tech for the difference between the underpayment and the amount required by this Agreement along with the legal rate of interest on the difference and the cost of the Inspection.

SECTION 6.  CONFIDENTIAL INFORMATION

6.1
“Confidential Information” means this Agreement, the K-Tech IP, all invention disclosures, scientific data, and business information received by either Party under this Agreement, the contents of all patents, patent rights, similar rights under foreign law, invoices and documents issued pursuant to this Agreement and all copies thereof, and any oral or written communications referring thereto which have been marked as confidential and in the case of oral communications have been confirmed in writing as confidential.

6.2
Responsibilities.  K-Tech and Licensee shall each protect any and all Confidential Information from disclosure to third parties with the same degree of care used to protect its own confidential information.

6.3
Ownership.  All written documents containing Confidential Information and other material in tangible form received by either Party (“Recipient”) under this Agreement shall remain the property of the disclosing Party.  Upon request of the disclosing Party, the Recipient shall return such documents to the disclosing Party or provide evidence of their destruction.

6.4	Exceptions. Confidential Information does not include:

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a.	information which at the time of disclosure had been previously published or was otherwise in the public domain through no fault of Recipient;

b.	information which becomes public knowledge after disclosure unless such knowledge results from a breach of this Agreement;

c.	information which was already in Recipient’s possession prior to the time of disclosure as evidenced by written records kept in the ordinary course of business or by proof of actual use thereof; and

d.	information that is independently developed without use of the Confidential Information.

6.5
Compelled Disclosure.  If either receiving Party is requested or required by law or legal process to disclose any of the disclosing Party’s Confidential Information, the person required to disclose such Confidential Information shall provide the disclosing Party with prompt oral and written notice, so that the disclosing Party may seek a protective order or other appropriate remedy.  In the event that such a protective order or other remedy is not promptly obtained, the Recipient shall furnish only that portion of the disclosing Party’s Confidential Information which in the reasonable opinion of such Party’s counsel is legally required.

6.6
Permitted Disclosure.  Sub-licensee Texas Rare Earth Resources Corp. is permitted to disclose and file this Agreement and any material amendments hereto with the United States Securities and Exchange Commission pursuant to its obligations as a reporting issuer under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Further, sub-licensee Texas Rare Earth Resources Corp. is permitted to disclose the results of its use of the sub-license under this license as may be required under the Exchange Act, but in so disclosing, Texas Rare Earth Resources Corp. will disclose the results only and will not in any other way disclose Confidential Information, including any information regarding the K-Tech IP, invention disclosures and scientific data.

SECTION 7.  (SECTION REMOVED)

SECTION 8.  ENFORCEMENT OF INTELLECTUAL PROPERTY RIGHTS

8.1
Notice of Infringement.  K-Tech and Licensee each agree to inform the other promptly in writing of any suspected infringement of the K-Tech IP  by a third party.  Such notice shall include any evidence of infringement possessed by the suspecting Party. Upon such notice and before proceeding with any action (e.g., cease and desist notice), the Parties shall consult with each other .

8.2
K-Tech Suit.  K-Tech shall have the first right to institute suit, and may name Licensee for standing purposes. If K-Tech decides to institute suit, it will provide written notice to Licensee within 90 days of the date when K-Tech receives notice of infringement.  If within 15 days of receiving K-Tech’s notice of intent to initiate suit, Licensee does not notify K-Tech in writing that it will jointly prosecute the suit, Licensee will assign and hereby does assign to K-Tech all rights, causes of action, and damages resulting from the alleged infringement.  K-Tech will bear the entire cost of the litigation and will retain the entire amount of any recovery or settlement.

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8.3
Joint Suit.  If K-Tech and Licensee agree to institute suit jointly, the suit shall be brought in both their names with each Party bearing its own costs and expenses unless the Parties agree otherwise in writing.  Any damages or other amounts collected shall be used to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses) with any remainder being distributed between the Parties equally, unless one Party did not materially participate in the enforcement action in which instance the enforcing Party shall be entitled to retain 100% of any remainder.

8.4
Licensee Suit.  In the absence of a K-Tech suit pursuant to Section 8.2 or absent an agreement to institute a suit jointly pursuant to Section 8.3, Licensee may institute suit and may name K-Tech for standing purposes.  Licensee agrees to keep K-Tech reasonably apprised of the status and progress of any litigation.  Licensee will bear the entire cost of the litigation and will retain the entire amount of any recovery or settlement.

SECTION 9.  REPRESENTATIONS, WARRANTIES, INDEMNIFICATIONS

9.1	K-Tech Representations and Warranties. K-Tech hereby represents and warrants to Licensee that as of the Effective Date:

a.           K-Tech is a corporation duly organized, validly existing and in good standing under the laws of Florida, and this Agreement has been duly authorized by all necessary corporate action.

b.           This Agreement is the legal, valid and binding obligation of K-Tech, enforceable against K-Tech in accordance with its terms.

c.           Neither the execution and delivery of this Agreement nor the compliance with the terms and conditions hereof will conflict with, result in a breach or violation by K-Tech of or constitute a default under any of the terms, conditions or provisions of any contract, agreement or other instrument to which K-Tech is or may be bound or affected.

9.2	Licensee Representations and Warranties. Licensee hereby represents and warrants to K-Tech that as of the Effective Date:

a.           Licensee is a corporation duly organized, validly existing and in good standing under the laws of Delaware and this Agreement has been duly authorized by all necessary corporate action.

b.           This Agreement is the legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms.

c.           Neither the execution and delivery of this Agreement nor the compliance with the terms and conditions hereof will conflict with, result in a breach or violation by Licensee of or constitute a default under any of the terms, conditions or provisions of any contract, agreement or other instrument to which Licensee is or may be bound or affected.

9.3
Negation of Warranties. Other than as set forth in Section 9.1 herein, K-TECH MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE

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OF THE K-TECH IP WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHTS.

9.4	Indemnification.

a.           Indemnification by Licensee. Licensee shall indemnify and hold harmless K-Tech from any and all claims, damages, losses, liabilities, costs and expenses (including attorney’s fees and expenses) arising out of or based upon (a) the breach by Licensee, its Affiliates  or any Sublicensee of any of Licensee’s representations, warranties, covenants or agreements contained in this Agreement; (b) Licensee, its Affiliates, or any Sublicensee’s use of the K-Tech IP including, but not limited to, any results of such use(s);or (c) any act or omission of Licensee, its Affiliates or any Sublicensee except to the extent of injury or damage due to K-Tech’s gross negligence or willful misconduct.

b.           Indemnification by K-Tech. K-Tech shall indemnify and hold harmless Licensee from any and all claims, damages, losses, liabilities, costs and expenses (including attorney’s fees and expenses) arising out of or based upon (a) the breach by K-Tech of any of its representations, warranties, covenants or agreements contained in this Agreement; (b) K-Tech’s use of the K-Tech IP, including, but not limited to, any results of such use(s); or (c) any act or omission of K-Tech, except to the extent of injury or damage due to the gross negligence or willful misconduct of Licensee, its Affiliates, or Sublicensees.

SECTION 10.  TERM and TERMINATION

10.1
Term. This Agreement shall become effective as of the Effective Date and shall expire upon (a) the occurrence of any act, determination, filing, judgment, declaration, notice or the appointment of a receiver, trustee, liquidator, assignee, custodian, sequestrator or similar official indicating the insolvency, dissolution or bankruptcy of Licensee; or, (b) termination pursuant to Section 10.2.  Upon termination or expiration of this Agreement for any reason, the License and all sublicenses of the License shall immediately terminate and all rights granted to the K-Tech IP, the Licensed Product(s), and the Licensed Process(es) shall revert to K-Tech.

10.2
Termination of Agreement.  Either Party may terminate this Agreement by giving notice in writing to the other Party in the event the other Party is in material breach of this Agreement and shall have failed to cure such breach within sixty (60) days of receipt of written notice from the non-breaching Party specifying the breach in detail, unless such breach cannot be reasonably cured within such 60-day period, in which case the breaching Party shall have undertaken good faith effort to cure such breach within such 60-day period and such breach shall have been cured no later than one hundred twenty (120) days following receipt of written notice from the non-breaching party.

SECTION 11.  GENERAL

11.1	Assignment. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Parties hereto.

a.
Permitted Assignment.  Either Party may assign this Agreement without prior written consent of the other Party as part of a sale, regardless of whether such a sale occurs through an asset sale, stock sale, merger or other combination, or any other transfer of (i) a Party's entire business; or (ii) that part of a Party’s business that exercises all rights granted under this Agreement.

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b.	Any Other Assignment. Any other attempt to assign this Agreement is null and void.

11.2
Notice.  Notice hereunder shall be deemed sufficient if given by registered mail, postage prepaid, and addressed to the Party to receive such notice at the address given below, or such other address as may hereafter be designated by notice in writing.

All notices to Licensee shall be mailed to:

All notices to K-Tech shall be mailed to:

K-Technologies, Inc.
P.O. Box 5377
Lakeland, FL 33807-5377

With copy to:

Peterson & Myers, P.A.
ATTN:  Kevin A. Ashley, Esq.
P.O. Box 7608
Winter Haven, FL  33883-7608

Either party may change its mailing or e-mail address with written notice to the other party.

11.3
Choice of Law and Venue:  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to the choice of law principles thereof.  Any proceeding to enforce or interpret this Agreement shall be subject to the exclusive jurisdiction and venue of the courts of the State of Florida located in Polk County, Florida.  All Parties consent to personal jurisdiction in Florida, for any action seeking to challenge, enforce or interpret this Agreement.  All Parties agree to ensure that their Affiliates and Sublicensees shall likewise consent to choice of law, venue and jurisdiction requirements consistent with this Section 11.3.

11.4
Attorney’s Fees. In any lawsuit brought to enforce this Agreement the Party in whose favor a judgment or decree has been rendered may recover its reasonable court costs, including attorneys’ fees, from the non-prevailing Party.

11.5
Merger and Modification of Agreement.  The terms and provisions contained in this Agreement constitute the entire Agreement between the Parties and shall supersede all previous communications, representations, agreements or understandings, either oral or written, between the Parties hereto with respect to the subject matter hereof, and no agreement or understanding varying or extending this Agreement will be binding upon

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either Party hereto, unless in a written amendment to this Agreement  signed by duly authorized officers or representatives of the respective Parties, and the provisions of this Agreement not specifically amended thereby shall remain in full force and effect according to their terms.

11.6
Severability.  The provisions and clauses of this Agreement are severable, and in the event that any provision or clause is determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability will not in any way affect the validity or enforceability of the remaining provisions and clauses hereof.

11.7	Counterparts. This Agreement may be executed in two or more counterparts, and each such counterpart shall be deemed an original hereof.

11.8
Waiver.  No failure by either Party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

11.9
Compliance with Regulations.  In making use of the K-Tech IP, Licensed Process(es), or Licensed Product(s), Licensee, its Affiliates and any Sublicensees shall at all times promptly and fully comply with all laws, ordinances, requirements and regulations of the federal, state, county, municipal and other authorities.

11.10	Surviving Provisions. The obligations of Section 6 and subsections 4.2, 4.3, 5.1, 5.2, 9.4, 10.1, 11.3, and 11.4 hereof shall survive the expiration or earlier termination of this Agreement.

IN WITNESS WHEREOF the Parties hereto have caused this Agreement, to be executed in duplicate by their respective duly authorized officers.

K-Technologies, Inc.	Licensee:

Signature: /s/ Thomas E. Baroody	Signature: /s/ Daniel Gorski

By: Thomas E. Baroody	By: Daniel Gorski

Title: President & CEO	Title: TRER Manager

Date: July 15, 2015	Date: July 15, 2015

Signature: /s/ Thomas E. Baroody

By: Thomas E. Baroody

Title: K-Tech Manager

Date: July 15, 2015

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APPENDIX A1

Licensed Technology:

  Licensed Patents: NONE

Country	Serial No	File Date	Status	Title

Licensed Trademarks: NONE

30, 2016.

Phase 2
Commercialization phase, commencing upon completion of Phase 1:

- Milestone 1, front end engineering design (FEED) of commercial mine/plant for a site determined by TRER..
- Milestone 2, engineering, procurement and construction oversight of commercial mine/plant.
- Milestone 3, commissioning and start-up of commercial mine/plant.

Investment – Phases 1 and 2

- Initial equity investment into the JV of $0.5 million to fund Phase 1 – Milestone 1 (Bench program).
- Next equity investment into JV of $1.0 million to fund Phase 1 - Milestone 2 (Pilot Plant program).
- Next equity investment into JV of $0.5 million to fund Phase 1 - Milestone 3 (Bankable F/S).
- Next equity investment into JV of $2.0 million to fund Phase 2 - Milestone 1 (FEED).
- Next equity investment into JV of $2.5 million to fund Phase 2 - Milestone 2 (EPC oversight).
- Next equity investment into JV of $0.5 million to fund Phase 2 - Milestone 3 (Start-up assistance).

Phase 1			**Bankable FS**						
			Action	Time-Mo	Testing/Studies	Equipment/ Fabrication	Subcontract	Construction/ Management	Total
	Milestone 1		Bench Scale Production of Separated REE						
		Stage 1	Separate Non-REE from REE's in test PLS	Completed	$ 60,000				$ 60,000
		Stage 2	Separate REE Product from Stage 1 into Three Classes, Light, Mid and Heavy REE	4	$ 150,000	$ 20,000			$ 170,000
		Stage 3	Separate REE's into Individual Elements	4	$ 150,000	$ 20,000			$ 170,000
	Milestone 2		Pilot Plant Test of Column Leached PLS from RT Ore to Produce Separated REE's	10	$ 600,000	$ 500,000			$ 1,100,000
	Milestone 3		FS Report	3	$ 300,000		$ 200,000		$ 500,000
Phase 1 Totals				**21**	**$ 1,260,000**	**$ 740,000**	**$ -**	**$ -**	**$ 2,000,000**
Phase 2			**Construction**						
	Milestone 1		Front End Engineering Design of RT Plant	9			$ 1,000,000	$ 1,000,000	$ 2,000,000
	Milestone 2		Engineering, Procurement and Construction Management of Plant at Round Top	18				$ 2,500,000	$ 2,500,000
	Milestone 3		Commission and Startup of Plant	3				$ 500,000	$ 500,000
Phase 2 Totals				**30**	**$ -**	**$ -**	**$ 1,000,000**	**$ 4,000,000**	**$ 5,000,000**
Total				**51**	**$ 1,260,000**	**$ 740,000**	**$ 1,000,000**	**$ 4,000,000**	**$ 7,000,000**

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EXHIBIT B

NON-EXCLUSIVE LICENSE AGREEMENT FROM REETECH, LLC TO TEXAS RARE EARTH RESOURCES CORP.

Agreement follows herewith

NON-EXCLUSIVE LICENSE AGREEMENT FROM REETECH, LLC TO TEXAS RARE EARTH RESOURCES CORP.

This Non-Exclusive License Agreement (the “Agreement”) between Reetech, LLC, having its principal office at 4306 Wallace Road, Lakeland, Florida 332812, (hereinafter “Company”) and Texas Rare Earth Resources Corp., having its principal office at 539 West El Paso Street, Sierra Blanca, Texas 79851 (hereinafter “Licensee”) is effective on the 15th of July, 2015, (the “Effective Date”).  Company and Licensee may hereinafter be referred to individually as a “Party” or collectively as the “Parties”.

WHEREAS, Company is the  exclusive licensee of certain intellectual property of K-Technologies, Inc. (“K-Tech”) related to continuous ion exchange, continuous ion chromatography and related technologies, as further defined in this Agreement at Section 1.5 as the “K-Tech IP”, in the Field of Use (as later defined in this Agreement);

WHEREAS, Company wants to sublicense the K-Tech IP to Licensee; and,

WHEREAS, Licensee is interested in licensing the K-Tech IP in the Field of Use;

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the parties hereto agree as follows:

GENERAL TERMS AND CONDITIONS

SECTION 1.  DEFINITIONS

For the purposes of this Agreement, the following words and phrases shall have the following meanings:

1.1
“Affiliate(s)” means any business entity that controls, is controlled by, or is under common control with Licensee. Control means the direct or indirect ownership or membership of at least fifty percent (50%).

1.2
“Field of Use” means the primary extraction/impurity rejection; group separation of rare earth categories; and further separation and purification for the production of individual purified rare earths or mixed purified rare earth oxides or carbonates, as well as other products of value, including but not limited to any type of species of value derived from rare earth mining and/or beneficiation operations that are generally subjected to acid, alkali, or alkaline leaching.

1.3
“Outside the Field of Use” means the use of the K-Tech IP for the primary extraction/impurity rejection of rare earths, group separation of rare earth categories; and further separation and purification for the production of individual purified rare earths or mixed purified rare earth oxides or carbonates, as well as other products of value, that may be obtained from phosphate mining/beneficiation and/or phosphoric acid and phosphogypsum made therefrom, or for any other use of the K-Tech IP not specifically pertaining to rare earth projects.

1.4
”Intellectual Property” means all patents, trademarks and trade names, service marks, registered designs, utility models, trade business and domain names, rights in trade dress or get-up, rights in goodwill or to sue for passing off, unfair competition rights, rights in computer software, data base rights, topography rights, moral rights, copyrights, copyrightable works, mask work rights, design rights, inventions, know how, formulas, processes, Confidential Information (as defined in section 6.1 below) and trade secrets, in each case whether registered or unregistered and including applications for and renewals or extensions of such rights and any other similar or equivalent right or form of protection in any country or region of the world, including but not limited to those United States and foreign patents and/or patent applications and trademarks set forth on Appendix A.

1.5
“K-Tech IP” means all Intellectual Property owned by K-Tech on or prior to the Effective Date or licensed to K-Tech by any person or entity on or prior to the Effective Date that may be necessary or useful for application of K-Tech’s Intellectual Property in the Field of Use.

1.6	“Licensed Process(es)” means any method, procedure, service, or process, the practice of which, in the absence of a license, would infringe, or contribute to infringement of, the K-Tech IP.

1.7
“Licensed Product(s)” means any and all products the making, using, importing, exporting or selling of which, in the absence of a license, would infringe, or contribute to infringement of the K-Tech IP.

1.8
“Sublicensee(s)” means any third party sublicensed by Licensee pursuant to Section 4 of this Agreement to make, have made, use, have used, sell, have sold, import, have imported, exported, or have exported Licensed Product or to practice or have practiced any Licensed Process.

1.9	“Territory” means worldwide.

SECTION 2.  GRANT

2.1
License. Subject to the terms and conditions of this Agreement and the terms and conditions of the Exclusive License Agreement between Company and K-Tech (the “Original Agreement”), Company grants to Licensee a non-exclusive, license to the K-Tech IP to make, have made, use, import, offer to sell and sell Licensed Products and to practice the Licensed Process(es) in the Field(s) of Use and the Territory (the “License”).

SECTION 3.  FINANCIAL CONSIDERATION

3.1
As consideration for the License and rights granted under this Agreement, Licensee agrees to pay to Company the economic consideration specified in Appendix A which is hereby incorporated and made part of this Agreement for all purposes.

SECTION 4.  SUBLICENSING

4.1
Except as provided in Section 4.2, Licensee may not sublicense the rights granted in Section 2 without the written approval and agreement of Company and K-Tech which such approval may be withheld in the sole discretion of K-Tech. Any sublicense granted by Licensee shall be consistent with and not conflict with this Agreement.

4.2
Solely for the purpose of developing, operating and producing from properties and projects in which Licensee owns a 50% or greater interest, including but not limited to the Licensee’s Round Top project, Licensee may sublicense the rights granted in Section 2 without the written approval and agreement of Company and K-Tech to any entity that is directly or indirectly owned 50% or more by the Company, however in doing so Licensee must first give notice to K-Tech of every Sublicensee and require the Sublicensee to sign a strict sublicensing agreement that includes a non-disclosure provision and liquidated damages in the event of non-disclosure. Any such sublicense will be limited to permitting the Sublicensee to conduct its activities in relation to the development, operations and production from the properties and projects in which Licensee owns a 50% or greater interest.

SECTION 5.  RECORDS AND AUDITS

5.1           Records.

a.
Licensee shall keep accurate records and shall compel its Affiliates and Sublicensees to keep accurate records in sufficient detail to reflect its operations under this Agreement and to enable the royalties accrued and payable under this Agreement to be determined.

b.
Such records of Licensee, its Affiliates and its further Sublicensees shall be retained for at least five (5) years after the close of the period to which they pertain, or for such longer time as may be required to finally resolve any question or discrepancy raised by Company.

5.2	Audits.

a.
Upon the request of Company, with reasonable notice, but not more frequently than once a year, Licensee shall permit an independent public accountant selected and paid by Company to have access during regular business hours to such records as may be necessary to verify the accuracy of royalty payments made or payable hereunder (hereafter, an “Inspection”).

b.	Said accountant shall disclose information acquired to Company only to the extent that it should properly have been contained in the royalty reports required under this Agreement.

c.
If an Inspection shows an underreporting or underpayment in excess of five percent (5%) for any twelve (12) month period, then Licensee shall promptly reimburse Company for the difference between the underpayment and the amount required by this Agreement along with the legal rate of interest on the difference and the cost of the inspection.

SECTION 6.  CONFIDENTIAL INFORMATION

6.1
“Confidential Information” means the K-Tech IP, all invention disclosures, scientific data, and business information received by either Party under this Agreement, the contents of all patents, patent rights, similar rights under foreign law, invoices and documents issued pursuant to this Agreement and all copies thereof, and any oral or written communications referring thereto which have been marked as confidential and in the case of oral communications have been confirmed in writing as confidential.

6.2
Responsibilities.  Company and Licensee shall each protect any and all Confidential Information from disclosure to third parties with the same degree of care used to protect its own confidential information.

6.3
Ownership.  All written documents containing Confidential Information and other material in tangible form received by either Party (“Recipient”) under this Agreement shall remain the property of the disclosing Party.  Upon request of the disclosing Party, the Recipient shall return such documents to the disclosing Party or provide evidence of their destruction.

6.4	Exceptions. Confidential Information does not include:

a.	information which at the time of disclosure had been previously published or was otherwise in the public domain through no fault of Recipient;

b.	information which becomes public knowledge after disclosure unless such knowledge results from a breach of this Agreement;

c.	information which was already in Recipient’s possession prior to the time of disclosure as evidenced by written records kept in the ordinary course of business or by proof of actual use thereof; and

d.	information that is independently developed without use of the confidential information.

6.5
Compelled Disclosure.  If either receiving Party is requested or required by law or legal process to disclose any of the disclosing Party’s Confidential Information, the person required to disclose such Confidential Information shall provide the disclosing Party with prompt oral and written notice, so that the disclosing Party may seek a protective order or other appropriate remedy.  In the event that such a protective order or other remedy is not promptly obtained, the Recipient shall furnish only that portion of the disclosing Party’s Confidential Information which in the reasonable opinion of such Party’s counsel is legally required.

6.6
Permitted Disclosure.  Licensee is permitted to disclose and file this Agreement and any material amendments hereto with the United States Securities and Exchange Commission pursuant to its obligations as a reporting issuer under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Further, Licensee is permitted to disclose the results of its use of this license granted as may be required under the Exchange Act, but in so disclosing, Licensee will disclose the results only and will not in any other way disclose Confidential Information, including any information regarding the K-Tech IP, invention disclosures and scientific data.

SECTION 7.  INTELLECTUAL PROPERTY ENFORCEMENT

7.1
Notice of Infringement.  Licensee agrees to inform Company promptly in writing of any suspected infringement of the K-Tech IP by a third party.  Such notice shall include any evidence of infringement possessed by the Licensee.

SECTION 8.  REPRESENTATIONS, WARRANTIES, INDEMNIFICATIONS

8.1	Company Representations and Warranties. Company hereby represents and warrants to Licensee that as of the Effective Date:

a.           Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and this Agreement has been duly authorized by all necessary corporate action.

b.           This Agreement is the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms.

c.           Neither the execution and delivery of this Agreement nor the compliance with the terms and conditions hereof will conflict with, result in a breach or violation by Company of or constitute a default under any of the terms, conditions or provisions of any contract, agreement or other instrument to which Company is or may be bound or affected.

8.2	Licensee Representations and Warranties. Licensee hereby represents and warrants to Company that as of the Effective Date:

a.           Licensee is a corporation duly organized, validly existing and in good standing under the laws of Delaware and this Agreement has been duly authorized by all necessary corporate action.

b.           This Agreement is the legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms.

c.           Neither the execution and delivery of this Agreement nor the compliance with the terms and conditions hereof will conflict with, result in a breach or violation by Licensee of or constitute a default under any of the terms, conditions or provisions of any contract, agreement or other instrument to which Licensee is or may be bound or affected.

8.3
Negation of Warranties. Other than as set forth in Section 8.1 herein, COMPANY MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE K-TECH IP WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHTS.

8.4	Indemnification.

a.           Indemnification by Licensee. Licensee shall indemnify and hold harmless Company from any and all claims, damages, losses, liabilities, costs and expenses (including attorney’s fees and expenses) arising out of or based upon (a) the breach by Licensee, its Affiliates  or any Sublicensee of any of Licensee’s representations, warranties, covenants or agreements contained in this Agreement; (b) Licensee’s, its Affiliates, or any Sublicensee’s use of the K-Tech IP including, but not limited to, any results of such use(s); or (c) any act or omission of Licensee, its Affiliates or any Sublicensee except to the extent of injury or damage due to Company’s gross negligence or willful misconduct.

b.           Indemnification by Company. Company shall indemnify and hold harmless Licensee from any and all claims, damages, losses, liabilities, costs and expenses (including attorney’s fees and expenses) arising out of or based upon (a) the breach by Company of any of its representations, warranties, covenants or agreements contained in this Agreement; (b) Company’s use of the K-Tech IP including, but not limited to, any results of such use(s),; or (c) any act or omission of Company, except to the extent of injury or damage due to  the gross negligence or willful misconduct of Licensee, its Affiliates, or Sublicensees.

SECTION 9.  TERM and TERMINATION

9.1
Term. This Agreement shall become effective as of the Effective Date and shall expire upon (a) the occurrence of any act, determination, filing, judgment, declaration, notice or the appointment of a receiver, trustee, liquidator, assignee, custodian, sequestrator or similar official indicating the insolvency, dissolution or bankruptcy of Licensee; or, (b) termination pursuant to Section 9.2. Upon termination or expiration of this Agreement for any reason, the License and all sublicenses of the License shall immediately terminate and all rights granted to the K-Tech IP, the Licensed Product(s), and the Licensed Process(es) shall revert to Company.

9.2
Termination of Agreement. Either Party may terminate this Agreement by giving notice in writing to the other Party in the event the other Party is in material breach of this Agreement and shall have failed to cure such breach within sixty (60) days of receipt of written notice from the non-breaching Party specifying the breach in detail, unless such breach cannot be reasonably cured within such 60-day period, in which case the breaching Party shall have undertaken good faith effort to cure such breach within such 60-day period and such breach shall have been cured no later than one hundred twenty (120) days following receipt of written notice from the non-breaching party.

SECTION 10.  GENERAL

10.1	Assignment. This Agreement shall be binding upon and inure to the benefit of the respective successors and authorized assigns of the Parties hereto.

a.
Permitted Assignment.  Either Party may assign this Agreement without prior written consent of the other Party as part of a sale, regardless of whether such a sale occurs through an asset sale, stock sale, merger or other combination, or any other transfer of (i) a Party's entire business; or (ii) that part of a Party’s business that exercises all rights granted under this Agreement.

b.	Any Other Assignment. Any other attempt to assign this Agreement is null and void.

10.2
Notice.  Notice hereunder shall be deemed sufficient if given by registered mail, postage prepaid, and addressed to the Party to receive such notice at the address given below, or such other address as may hereafter be designated by notice in writing.

All notices to Licensee shall be mailed to:

Texas Rare Earth Resources Corp.

Attention: Daniel Gorski, CEO

539 El Paso St.

Sierra Blanca, Texas 79851

All notices to Company shall be mailed to:

Either party may change its mailing or e-mail address with written notice to the other party.

10.3
Choice of Law:  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.  Any proceeding to enforce or interpret this Agreement shall be subject to the exclusive jurisdiction and venue of the courts of the State of Florida, located in Polk County, Florida.  All Parties consent to personal jurisdiction in Polk County, Florida, for any action seeking to challenge, enforce or interpret this Agreement.  All Parties agree to ensure that their Affiliates and Sublicensees shall likewise consent to choice of law, venue and jurisdiction requirements consistent with this Section 10.3.

10.4
Attorney’s Fees. In any lawsuit brought to enforce this Agreement the Party in whose favor a judgment or decree has been rendered may recover its reasonable court costs, including attorneys’ fees, from the non-prevailing Party.

10.5
Merger and Modification of Agreement.  The terms and provisions contained in this Agreement constitute the entire Agreement between the Parties and shall supersede all previous communications, representations, agreements or understandings, either oral or written, between the Parties hereto with respect to the subject matter hereof, and no agreement or understanding varying or extending this Agreement will be binding upon either Party hereto, unless in a written amendment to this Agreement signed by duly authorized officers or representatives of the respective Parties, and the provisions of this Agreement not specifically amended thereby shall remain in full force and effect according to their terms.

10.6
Severability.  The provisions and clauses of this Agreement are severable, and in the event that any provision or clause is determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability will not in any way affect the validity or enforceability of the remaining provisions and clauses hereof.

10.7	Counterparts. This Agreement may be executed in two or more counterparts, and each such counterpart shall be deemed an original hereof.

10.8
Waiver.  No failure by either Party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

10.9
Compliance with Regulations.  In making use of the K-Tech IP, Licensed Process(es), or Licensed Product(s), Licensee, its Affiliates and any Sublicensees shall at all times promptly and fully comply with all laws, ordinances, requirements and regulations of the federal, state, county, municipal and other authorities.

10.10	Surviving Provisions. The obligations of Section 6 and subsections 5.1, 5.2, 8.4, 9.1, 10.3, and 10.4 hereof shall survive the expiration or earlier termination of this Agreement.

[SINGATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be executed in duplicate by their respective duly authorized officers.

Company:	Licensee:

Signature: /s/ Daniel Gorski	Signature: /s/ Daniel Gorski

By: Daniel Gorski	By: Daniel Gorski

Title: Manager	Title: President & CEO

Date: July 15, 2015	Date: July 15, 2015

Signature: /s/ Thomas E. Baroody

By: Thomas E. Baroody

Title: Manager

Date: July 15, 2015

APPENDIX A

Licensed Technology:

Licensed Patents: NONE

Country	Serial No	File Date	Status	Title

Licensed Trademarks: NONE

Financial Conditions:

License Fee. Licensee shall pay to Company a one-time license fee of US$5.0 million at plant start-up. To the extent any improvements are made to the K-Tech IP during the term of this Agreement and licensed to the Company, Company shall include the improvements in the definition of K-Tech IP and Licensee shall not owe any further license fees.

EXHIBIT C

SERVICES AGREEMENT

Agreement to be added at later date

EXHIBIT D

CERTIFICATE OF FORMATION

Agreement follows herewith

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF

REETECH, LLC

This Certificate of Formation of Reetech, LLC (the “Company”) is executed and filed by the undersigned, as authorized person, to form a limited liability company under the Delaware Limited Liability Company Act.

First: The name of the limited liability company is Reetech, LLC.

Second: The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, New Castle County, Delaware. Zip Code: 19808. The name of the registered agent for service of process at this address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 16th day of July 2015.

/s/ Daniel Gorski
Daniel Gorski
Authorized Person

CERTIFICATION OF FILING

OF

CERTIFICATE OF FORMATION

OF

NAME OF COMPANY, LLC

I, Name of Authorized Person, hereby certify that on July __, 2015, I executed and caused the Certificate of Formation of Reetech, LLC (the “Company”) to be filed with the secretary of state of the state of Delaware as “authorized person” on behalf of the members of the Company.  A true, correct, and complete copy of the Certificate of Formation is attached as Exhibit A and a current draft of the limited liability company agreement is attached as Exhibit B.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Filing this July __, 2015.

_________________________________
Daniel Gorski
Authorized Person

EXHIBIT E2

BUSINESS PLAN